================================================================================



            SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



                         dated as of February 4, 1997



                                     among



                           PEN-TAB INDUSTRIES, INC.
                                as the Borrower


                            PEN-TAB HOLDINGS, INC.
                              (FORMERLY KNOWN AS
                           PEN-TAB INDUSTRIES, INC.)
                               as the Guarantor

                                      and



                           BANK OF AMERICA ILLINOIS


                                  as the Bank



================================================================================

The following Table of Contents has been inserted for convenience only and does not constitute a part of this Agreement.


                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                   ARTICLE I

                      DEFINITIONS AND ACCOUNTING TERMS  . . . . . . . . . . .  1
     1.1.  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.2.  Other Definitional Provisions. . . . . . . . . . . . . . . . . . . 20
     1.3.  Accounting and Financial Determinations. . . . . . . . . . . . . . 21

                                  ARTICLE II

                    AMOUNT AND TERMS OF THE COMMITMENTS . . . . . . . . . . . 21
     2.1.  Revolving Loan Commitment. . . . . . . . . . . . . . . . . . . . . 21
     2.2.  LC Commitment. . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     2.3.  Revolving Loan Borrowing Procedure . . . . . . . . . . . . . . . . 22
     2.4.  Conversion and Continuation Elections. . . . . . . . . . . . . . . 23
     2.5.  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     2.6.  Revolving Note . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     2.7.  Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . . . 26

                                  ARTICLE III

                           THE LETTERS OF CREDIT. . . . . . . . . . . . . . . 26
     3.1.  Request for Issuance of Letters of Credit. . . . . . . . . . . . . 26
     3.2.  Expiration and other Terms . . . . . . . . . . . . . . . . . . . . 26
     3.3.  Notification of Demand for Payment . . . . . . . . . . . . . . . . 26
     3.4.  Funding by Bank. . . . . . . . . . . . . . . . . . . . . . . . . . 26
     3.5.  Non-Conforming Demand For Payment. . . . . . . . . . . . . . . . . 27
     3.6.  Return of Letter of Credit . . . . . . . . . . . . . . . . . . . . 27
     3.7.  Reimbursement Agreement of the Borrower. . . . . . . . . . . . . . 27
     3.8.  Obligation to Reimburse for Letter of Credit Payments. . . . . . . 27
     3.9.  Mandatory Payment to Bank of LC Obligations. . . . . . . . . . . . 28
     3.10. Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

                                  ARTICLE IV

                          PAYMENTS AND PREPAYMENTS. . . . . . . . . . . . . . 29
     4.1.  Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . 29
     4.2.  Mandatory Prepayments. . . . . . . . . . . . . . . . . . . . . . . 29
     4.3.  Method of Payment. . . . . . . . . . . . . . . . . . . . . . . . . 30
     4.4.  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . 30

                                                                            Page
                                                                            ----
                                   ARTICLE V

                    TAXES, YIELD PROTECTION AND ILLEGALITY. . . . . . . . . . 30
     5.1.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     5.2.  Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     5.3.  Increased Costs and Reduction of Return. . . . . . . . . . . . . . 32
     5.4.  Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     5.5.  Inability to Determine Rates . . . . . . . . . . . . . . . . . . . 34
     5.6.  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

                                  ARTICLE VI

                        COLLATERAL AND OTHER SECURITY . . . . . . . . . . . . 34
     6.1.  Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     6.2.  Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     6.3.  Account Warranties . . . . . . . . . . . . . . . . . . . . . . . . 36
     6.4.  Verification of Accounts . . . . . . . . . . . . . . . . . . . . . 36
     6.5.  Collection of Accounts and Payments. . . . . . . . . . . . . . . . 37
     6.6.  Appointment as Attorney-in-Fact. . . . . . . . . . . . . . . . . . 38
     6.7.  Account Records. . . . . . . . . . . . . . . . . . . . . . . . . . 38
     6.8.  Governmental Accounts  . . . . . . . . . . . . . . . . . . . . . . 38
     6.9.  Instruments and Chattel Paper. . . . . . . . . . . . . . . . . . . 39
     6.10.  Inventory Warranties. . . . . . . . . . . . . . . . . . . . . . . 39
     6.11.  No Liability. . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     6.12.  Equipment Warranties. . . . . . . . . . . . . . . . . . . . . . . 40
     6.13.  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . 40

                                  ARTICLE VII

                             CONDITIONS PRECEDENT . . . . . . . . . . . . . . 41
     7.1.  Condition Precedent to Revolving Loan. . . . . . . . . . . . . . . 41
     7.2.  Conditions Precedent to All Revolving Loans and Letters
          of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43

                                  ARTICLE VIII

                        REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . 44
     8.1.  Incorporation, Good Standing, and Due Qualification. . . . . . . .
     8.2.  Corporate Power and Authority. . . . . . . . . . . . . . . . . . . 44
     8.3.  Legally Enforceable Agreement. . . . . . . . . . . . . . . . . . . 45
     8.4.  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . 45
     8.5.  Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . 45
     8.6.  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     8.7.  No Defaults on Outstanding Judgments or Orders . . . . . . . . . . 46
     8.8.  Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     8.9.  Ownership and Liens. . . . . . . . . . . . . . . . . . . . . . . . 46
     8.10.  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . 46

                                                                            Page
                                                                            ----
     8.11.  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
     8.12.  Real Property . . . . . . . . . . . . . . . . . . . . . . . . .   46
     8.13.  Hazardous Materials . . . . . . . . . . . . . . . . . . . . . .   47
     8.14.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
     8.15.  Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
     8.16.  Senior Obligations, etc.  . . . . . . . . . . . . . . . . . . .   48
     8.17.  Investment Company Act. . . . . . . . . . . . . . . . . . . . .   48
     8.18.  Public Utility Holding Company Act. . . . . . . . . . . . . . .   48

                                  ARTICLE IX

                            AFFIRMATIVE COVENANTS . . . . . . . . . . . . .   48
     9.1.  Maintenance of Existence . . . . . . . . . . . . . . . . . . . .   48
     9.2.  Maintenance of Records . . . . . . . . . . . . . . . . . . . . .   49
     9.3.  Maintenance of Properties. . . . . . . . . . . . . . . . . . . .   49
     9.4.  Conduct of Business. . . . . . . . . . . . . . . . . . . . . . .   49
     9.5.  Compliance With Laws . . . . . . . . . . . . . . . . . . . . . .   49
     9.6.  Right of Inspection. . . . . . . . . . . . . . . . . . . . . . .   49
     9.7.  Reporting Requirements . . . . . . . . . . . . . . . . . . . . .   50
     9.8.  Environmental Laws . . . . . . . . . . . . . . . . . . . . . . .   53
     9.9.  Maintenance of Bank Accounts . . . . . . . . . . . . . . . . . .   53
     9.10.  Inventory and Equipment Locations . . . . . . . . . . . . . . .   54
     9.11.  Places of Business. . . . . . . . . . . . . . . . . . . . . . .   54
     9.12.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
     9.13.  Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
     9.14.  Collateral Identification . . . . . . . . . . . . . . . . . . .   55
     9.15.  Annual Clean-Up . . . . . . . . . . . . . . . . . . . . . . . .   55

                                   ARTICLE X

                              NEGATIVE COVENANTS                              55
     10.1.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
     10.2.  Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
     10.3.  Mergers, Etc. . . . . . . . . . . . . . . . . . . . . . . . . .   56
     10.4.  Leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
     10.5.  Sale and Leaseback. . . . . . . . . . . . . . . . . . . . . . .   57
     10.6.  Restricted Payments, etc  . . . . . . . . . . . . . . . . . . .   57
     10.7.  Sale of Assets. . . . . . . . . . . . . . . . . . . . . . . . .   58
     10.8.  Investments . . . . . . . . . . . . . . . . . . . . . . . . . .   58
     10.9.  Guaranties, Etc.  . . . . . . . . . . . . . . . . . . . . . . .   59
     10.10.  Transaction With Affiliate . . . . . . . . . . . . . . . . . .   59
     10.11.  Subsidiary, Etc. . . . . . . . . . . . . . . . . . . . . . . .   60
     10.12.  Real Property. . . . . . . . . . . . . . . . . . . . . . . . .   60
     10.13.  Account Settlements. . . . . . . . . . . . . . . . . . . . . .   60
     10.14.  Modification of Certain Agreements . . . . . . . . . . . . . .   60
     10.15.  Assets of the Parent . . . . . . . . . . . . . . . . . . . . .   61

                                                                            Page
                                                                            ----
                                  ARTICLE XI

                             FINANCIAL COVENANTS. . . . . . . . . . . . . .   61
     11.1.  Debt Service Coverage Ratio . . . . . . . . . . . . . . . . . .   61
     11.2.  Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
     11.3.  Current Ratio . . . . . . . . . . . . . . . . . . . . . . . . .   61

                                  ARTICLE XII

                               EVENTS OF DEFAULT. . . . . . . . . . . . . .   62
     12.1.  Events of Default . . . . . . . . . . . . . . . . . . . . . . .   62

                                 ARTICLE XIII

                                 MISCELLANEOUS                                66
     13.1.  Assignments and Participations                                    66
     13.2.  Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . .   67
     13.3.  Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . .   67
     13.4.  No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . .   67
     13.5.  Successors and Assigns. . . . . . . . . . . . . . . . . . . . .   67
     13.6.  Costs, Expenses, and Taxes. . . . . . . . . . . . . . . . . . .   68
     13.7.  Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . .   68
     13.8.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .   68
     13.9.  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
     13.10.  Severability of Provisions . . . . . . . . . . . . . . . . . .   69
     13.11.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
     13.12.  Submission to Jurisdiction; Waiver of Venue;
           Service of Process . . . . . . . . . . . . . . . . . . . . . . .   69
     13.13.  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . .   70
     13.14.  Reaffirmation and Restatement. . . . . . . . . . . . . . . . .   70

                                   SCHEDULES
                                   ---------

SCHEDULE 6.10  Inventory Locations
SCHEDULE 7.2   Litigation
SCHEDULE 8.12  Real Property
SCHEDULE 8.15  Debt
SCHEDULE 10.1  Liens



                                   EXHIBITS
                                   --------

EXHIBIT A      Form of Revolving Note
EXHIBIT B      Form of Trademark Agreement
EXHIBIT C      Form of Opinion of Counsel for the Parent and the Borrower
EXHIBIT D      Form of Borrowing Base Certificate
EXHIBIT E      Form of Notice of Borrowing
EXHIBIT F      Form of Notice of Conversion/Continuation
EXHIBIT G      Form of Assignment and Assumption Agreement
EXHIBIT H      Form of Pledge Agreement
EXHIBIT I      Form of Guaranty

            SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


          THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of February 4, 1997 (the "Effective Date"), among PEN-TAB INDUSTRIES, INC., a Delaware corporation (the "Borrower"), Pen-Tab Holdings, Inc. (formerly known as Pen-Tab Industries, Inc.), a Virginia corporation (the "Parent") and BANK OF AMERICA ILLINOIS (as successor to CONTINENTAL BANK N.A.), having its main banking house at 231 South LaSalle Street, Chicago, Illinois 60697 (the "Bank").

          WHEREAS, the Borrower and the Parent, are parties to a certain Assignment and Assumption Agreement (a copy of which is attached here to as Exhibit G, the "Assignment and Assumption Agreement"), dated as of February 3,
---------
1997 and consented to by the Bank, whereby the Borrower assumed all of the Liabilities (as such term is defined in the Existing Loan and Security Agreement referred to below) from the Parent under the Existing Loan and Security Agreement;

          WHEREAS, the Borrower (as assignee of the Parent pursuant to the Assignment and Assumption Agreement) and the Bank are parties to that certain Amended and Restated Loan and Security Agreement, dated as of March 24, 1995 (as amended and modified through the date hereof, the "Existing Loan and Security Agreement"), whereby the Bank has agreed to make revolving loans to and issue letters of credit in favor of the Borrower; and

          WHEREAS, the Parent, the Borrower and the Bank desire to enter into this Agreement in amendment and restatement of the Existing Loan and Security Agreement, subject to the terms and conditions contained in this Agreement;

          NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS
                       --------------------------------

          SECTION 1.1.  Defined Terms.  As used in this Agreement the following
                        -------------
terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

          "Account" shall mean any and all accounts, whether now owned or hereafter acquired by the Borrower.

          "Account Debtor" shall mean any Person who is or who may become obligated to the Borrower under, with respect to, or on account of an Account.

          "Affiliate" shall mean any Person which, directly or indirectly, owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least ten percent (10%) of the outstanding securities having ordinary voting power to elect directors (regardless of whether, at the time, securities of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) of any corporation or managing general partners of any partnership or any Subsidiary thereof, or which is controlled by or is under common control with the Borrower, any corporation, or any stockholder of such corporation, or any Subsidiary. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" means this Second Amended and Restated Loan and Security Agreement, as the same may be further amended, modified, restated, refinanced, refunded or renewed from time to time in whole or in part.

          "Applicable Margin" shall be (i) until receipt by the Bank of the certificate required pursuant to Section 9.7(3) for the Borrower's 1997 fiscal
                                 --------------
year, 1.75% with respect to Offshore Rate Loans, and .25% with respect to Base Rate Loans, and (ii) thereafter, based on the Debt Service Coverage Ratio, as follows:

   =====================================================================
     Tier      Debt Service             Offshore       Base Rate
               Coverage Ratio           Rate           Applicable
                                        Applicable     Margin
                                        Margin
   ---------------------------------------------------------------------
     I         Less than 1.75:1            2.00%          0.50%
   ---------------------------------------------------------------------
     II        Greater than or             1.75%          0.25%
               equal to 1.75:1 but
               less than 2.25:1
   ---------------------------------------------------------------------
     III       Greater than or             1.50%          0.00%
               equal to 2.25:1 but
               less than 3.25:1
   =====================================================================

   =====================================================================
     Tier      Debt Service             Offshore       Base Rate
               Coverage Ratio           Rate           Applicable
                                        Applicable     Margin
                                        Margin
   ---------------------------------------------------------------------
     IV        Greater than or             1.25%          0.00%
               equal to 3.25:1 but
               less than 4.75:1
   ---------------------------------------------------------------------
     V         Greater than equal          1.00%          0.00%
               to 4.75:1
   =====================================================================

          With respect to clause (ii) above, the Applicable Margin shall be adjusted on the fifteenth day following receipt by the Bank of the certificate pursuant to Section 9.7(3), based on the Debt Service Coverage Ratio as of the
            --------------
last day of the fiscal period most recently ended; it being understood, with
                                                   -- ----- ----------
respect to clause (i) and (ii) above, that if the Borrower fails to timely
           ----------     ----
deliver the certificate in accordance with Section 9.7(3), then, until receipt
                                           --------------
of such certificate by the Bank, the Applicable Margin shall be 2.00% with respect to Offshore Rate Loans and .050% with respect to Base Rate Loans.

          "Assignment and Assumption Agreement" - see Recitals.

          "Attorneys' Fees" shall mean the reasonable value of the services (and costs, charges and expenses related thereto) of the attorneys (and all paralegals, secretaries, accountants and other staff employed by such attorneys) employed by the Bank from time to time to negotiate and/or prepare documentation for the loans made and the Letters of Credit issued hereunder, and/or to commence, defend or intervene in any court proceeding, or to file a petition, complaint, answer, motion or other pleadings, or to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to the Collateral or this Agreement or guarantees of any of the Liabilities; to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral; to attempt to enforce any security interest in any of the Collateral or to give any advice with respect to such enforcement; and to enforce any of the Bank's rights to collect any of the Liabilities.

          "Authorized Representative" means any one of the following individuals of the Parent or the Borrower, as the case may be: Chairman, Vice Chairman, President, Executive Vice President, Vice President, Chief Financial Officer, Treasurer, Secretary, Controller or Assistant Controller.

          "Bank" - see Preamble.

          "Base Rate" means, for any day, the higher of:

          (a) the rate of interest in effect for such day as publicly announced from time to time by the Bank in Chicago, Illinois, as its "reference rate." (It is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.); and

          (b)  0.50% per annum above the latest Federal Funds Rate.

          Any change in the reference rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan" means a Revolving Loan that bears interest based on the Base Rate.

          "Beneficiary" shall mean the beneficiary under any Letter of Credit.

          "Bond" or "Bonds" means the Industrial Development Revenue Bonds (Pen-Tab Industries, Inc. Project) Series 1995, of the Authority (as defined in the Reimbursement Agreement) in the original aggregate principal amount of $7,500,000 issued under the Indenture (as defined in the Reimbursement Agreement), the liabilities of which have been assigned to and assumed by the Borrower under the Assignment and Assumption Agreement.

          "Borrower" means Pen-Tab Industries, Inc., a Delaware corporation.

          "Borrowing" means a borrowing hereunder consisting of Revolving Loans of the same Type made to the Borrower on the same day by the Bank under Article
                                                                        -------
II.
--

          "Borrowing Base" means (1) the sum of

          (a) an amount equal to 85% of the net amount (after deduction of such reserves and allowances as the Bank deems proper and necessary in its sole discretion) of the Borrower's Eligible Accounts; plus
                                                               ----

          (b) an amount equal to the lesser of (i) 55% of the net value (as determined by the Bank and after deduction of such reserves and allowances, as the Bank deems proper and necessary in its sole discretion on a first-in first-out basis in accordance with GAAP) of the Borrower's Eligible Inventory and (ii) $20,000,000; plus
                                              ----

          (c) an amount equal to the greater of (i) $11,445,000 or (ii) 50% of the forced liquidation value of the Borrower's Eligible Equipment (as determined by an independent appraiser selected by the Bank with knowledge and skill in appraising Equipment of the type used by the Borrower in its business) which amortizes over a period of sixty (60) months or less; provided that until such determination is made by such independent appraiser such amount shall equal $11,445,000; minus
                  -----

     (2) the sum of (a) the aggregate undrawn amount of any outstanding Letters of Credit; plus (b) the aggregate face amount of any LC Applications; plus (c)
           ----                                                       ----
the aggregate unreimbursed amounts drawn under any Letters of Credit or paid under any LC Application; plus (d) without duplication, the aggregate
                          ----
outstanding amount of all Revolving Loans; plus (e) $2,500,000 reserved in
                                           ----
connection with the IRB Letter of Credit.

Notwithstanding anything contained in the foregoing to the contrary, the Bank reserves the right, in its sole and absolute discretion to at any time reduce or increase any of the percentages or dollar amounts set forth above. Nothing contained herein shall (1) be construed as the Bank's agreement to resort or look to any particular type or item of Collateral as security for any specific Revolving Loan, Letter of Credit or advance or in any way limit the Bank's right to resort to any or all of the Collateral as security for any of the Liabilities, or (2) be deemed to limit or reduce any Lien in or upon any portion of the Collateral or other security for the Liabilities.

          "Borrowing Date" means any date on which a Borrowing occurs under
Section 2.3.
-----------

          "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Chicago, Illinois are authorized or required to close under the laws of the State of Illinois.

          "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Capital Lease" means all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP.

          "Casualty Event" means the damage, destruction or condemnation, as the case may be, of property of the Borrower or any of its Subsidiaries.

          "Change in Control" shall be deemed to have occurred at such times as:
(a) Alan Hodes is no longer a member of the Board of Directors of the Parent,
(b) with respect to the Parent, that Alan Hodes and Michael Greenberg collectively ceases to own, free and clear of all Liens 35% of the outstanding shares of voting stock of the Parent on a fully diluted basis, or (c) with respect to the Borrower, the Parent ceases to own, free and clear of all Liens 100% of the outstanding shares of voting stock of the Borrower on a fully diluted basis.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral" means all property which is subject to, or is to be subject to, the Lien granted hereunder or under the Trademark Agreement or under the Pledge Agreement.

          "Commitment(s)" means, collectively, the Revolving Loan Commitment and the LC Commitment.

          "Consolidated Capital Expenditure" means, for any period, the capital expenditures of the Borrower and its consolidated Subsidiaries for such period, as the same are (or would in accordance with GAAP be) set forth in the consolidated statement of cash flows of the Borrower and its consolidated Subsidiaries for such period.

          "Consolidated EBITDA" means, for any period, the consolidated net earnings of the Borrower and its consolidated Subsidiaries plus the aggregate
                                                           ----
amounts actually deducted in determining such net earnings for such period in respect of (1) gross interest charges, (2) imputed interest charges related to any Capital Leases, and (3) provision for income taxes, amortization and depreciation. For fiscal year 1996 net earnings shall be calculated on a last-in-first-out basis in accordance with GAAP and thereafter shall be calculated on a first-in-first-out basis in accordance with GAAP.

          "Consolidated Fixed Charges" means, for any period, the consolidated cash interest expense (including all imputed interest related to any Capital Lease) of the Borrower and its consolidated Subsidiaries for such period, plus
                                                                          ----
all required
principal payments on any Debt (including, without duplication, all payments related to any Capital Lease) made by the Borrower and its consolidated Subsidiaries for such period.

          "Consolidated Net Worth" means, at any time, the sum of the total of stockholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) of the Borrower and its consolidated Subsidiaries, calculated in accordance with GAAP.

          "Contract Right" shall mean any right to payment under a contract not yet earned by performance and not evidenced by an instrument or chattel paper.

          "Conversion/Continuation Date" means any date on which, under Section
                                                                        -------
2.4, the Borrower (a) converts Revolving Loans of one Type to another Type, or
---
(b) continues as Revolving Loans of the same Type, but with a new Interest Period, Loans having Interest Periods maturing on such date.

          "Debt" means: (1) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (2) obligations as lessee under Capital Leases; (3) current liabilities in respect of unfunded vested benefits under any Plan; (4) obligations under letters of credit issued for the account of any Person; (5) all obligations arising under acceptance facilities; (6) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; and (7) obligations secured by any Lien on property owned by the Person, whether or not the obligations have been assumed.

          "Debt Service Coverage Ratio"  means the ratio set forth in Section
                                                                      -------
11.1.
-----

          "Default" means any of the events specified in Section 12.1, whether
                                                         ------------
or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Effective Date" shall mean the date of this Agreement as set forth in the Preamble.

          "Eligible Account" shall mean an Account owing to the Borrower which meets each of the following requirements; provided that nothing contained in the following requirements shall be deemed to limit or restrict in any manner whatsoever the Bank's discretion in determining which Accounts are eligible hereunder:

          (1)  it is genuine and in all respects what it purports to be;

          (2) it arises from: (a) the performance of services by the Borrower and such services have been fully performed and acknowledged and accepted by the Account Debtor with respect thereto; or (b) the sale or lease of goods by the Borrower, including cash on delivery sales, and such goods have been completed in accordance with such Account Debtor's specifications (if any) and delivered to and accepted by such Account Debtor, and the Borrower has possession of, or has delivered to the Bank, at the Bank's request, shipping and delivery receipts evidencing such shipment;

          (3) it is evidenced by an invoice or invoices (dated not later than the date of shipment or performance and having payment terms which are customary in the industry) rendered to the Account Debtor with respect thereto and is due and payable in full within 90 days of the date of such invoice, and is not evidenced by any instrument or chattel paper;

          (4) it is not subject to any Lien, other than the Lien of the Bank hereunder;

          (5) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to setoff, counterclaim, credit, allowance, adjustment or other defense by such Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part, and such Account Debtor has not refused to accept and/or has not returned or offered or attempted to return any of the goods or services which are the subject of such Account;

          (6) there are no proceedings or actions (including, without limitation, any insolvency or bankruptcy proceeding or action) which are then threatened or pending against the Account Debtor which might result in any material adverse change in such Account Debtor's financial condition or in its ability to pay any Account in full when due;

          (7) it does not arise out of a contract or order which, by its terms, forbids or makes void or unenforceable the assignment by the Borrower to the Bank of the Account arising with respect thereto;

          (8) the Account Debtor is not a director, officer, employee, agent, Subsidiary, or Affiliate of the Borrower;

          (9) the Account Debtor is a resident or citizen of and is located within the United States of America, other than Account Debtors located in Canada which Accounts do not in the aggregate exceed $5,000,000 at any time;

          (10) it is not an Account arising from a "sale on approval," "sale or return," "consignment," or subject to any other repurchase or return agreement;

          (11) it is not an Account with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by the Borrower (or by any agent or custodian of the Borrower) for the account of or subject to further and/or future direction from the Account Debtor thereof;

          (12) it is not an Account which in any way fails to meet or violates any warrant, representation, or covenant contained in this Agreement relating directly or indirectly to the Borrower's Accounts;

          (13) the Account Debtor thereunder is not located in the State of New Jersey, Minnesota or any other state denying creditors access to its courts unless the Borrower has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year;

          (14) it is not owing by any Account Debtor who shall have failed to pay in full any invoice evidencing any Account within 90 days after the due date of such invoice, unless the total invoices of such Account Debtor which have not been paid within 90 days of the due date represent less than 10% of the total invoice amounts then outstanding of such Account Debtor.

An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account until such time, if any, as such Account no longer fails to meet any of the foregoing requirements. Furthermore, with respect to any Account, if the Bank at any time or times hereafter determines in its sole discretion that the prospect of payment or performance by the Account Debtor with respect thereto is or will be impaired, notwithstanding anything to the contrary contained above, such Account shall forthwith cease to be an Eligible Account. Furthermore, with respect to invoices for which the Borrower has granted specific dated terms, no invoice shall be considered an Eligible Account if it is more than 90 days past due as to any regularly scheduled due date.

          "Eligible Equipment" means Equipment of the Borrower which meets each of the following requirements; provided that nothing contained in the following requirements shall be deemed to limit or restrict in any manner whatsoever the Bank's discretion in determining which Equipment is eligible hereunder:

          (1) it is in good and workable condition, ordinary wear and tear excepted;

          (2) no portion of the purchase price thereof remains unpaid, as established by documentation satisfactory to the Bank;

          (3) it is not subject to any Lien, other than the Lien in favor of the Bank;

          (4) it complies with the Borrower's specifications and has been delivered to and accepted by the Borrower;

          (5) there exists no dispute with respect thereto between the Borrower and the manufacturer or supplier thereof including, without limitation, disputes regarding warranty, representation or other claims; and

          (6) it is not Equipment which in any way fails to meet or violates any warranty, representation or covenant contained in this Agreement or any Other Agreement relating directly or indirectly to the Borrower's Equipment.

Equipment which at any time is Eligible Equipment, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Equipment.

          "Eligible Inventory" shall mean Inventory of the Borrower which meets each of the following requirements; provided that nothing contained in the following requirements shall be deemed to limit or restrict in any manner whatsoever the Bank's discretion in determining which Inventory is eligible hereunder:

          (1) it is owned by the Borrower, and is not subject to any Lien, other than the Lien of the Bank hereunder;

          (2) if held for sale or lease or furnishing under contracts of service, it is (except as the Bank may otherwise consent in writing) finished, new and unused;

          (3) it is not now and shall not at any time or times hereafter be stored with a bailee, warehouseman or similar party without the Bank's prior written consent, and in such event, the Borrower will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to the Bank, in form and substance acceptable to the Bank, warehouse receipts therefor in the Bank's name;

          (4) the Bank has in good faith determined in accordance with the Bank's prudent business practices that it is not unacceptable due to age, type, category, quality and/or quantity;

          (5) it is not Inventory which in any way fails to meet or violates any warranty, representation or covenant contained in this Agreement relating directly or indirectly to the Borrower's Inventory;

          (6) it consists of raw materials or finished goods which are in marketable condition.

Inventory of the Borrower which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

          "Environmental Laws" means any and all federal, state, local laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          "Equipment" shall mean all of the Borrower's now owned or hereafter acquired fixtures and equipment, including, without limitation, furniture, vehicles and trade fixtures.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with the Parent or the Borrower, as the case may be, would be treated as a single employer under Section 4001 of ERISA.

          "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

          "Event of Default" means any of the events specified in Section 12.1,
                                                                  ------------
provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Existing Loan and Security Agreement" - see Recitals.

          "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

          "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the FRB (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Bank of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Bank.

          "Fixtures" means all fixtures of the Borrower of every description and all substitutions and replacements of any thereof.

          "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to
Section 5.1.
-----------

          "GAAP" - see Section 1.3.
                       -----------

          "Guaranty" means a guaranty issued by the Parent in favor of the Bank, substantially in the form of Exhibit I.
                             ---------

          "General Intangibles" shall mean all choses in action, causes of action and all other intangible personal property of the Borrower of every kind and nature (other than Accounts) now owned or hereafter acquired by the Borrower, including, without limitation, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, tax refund claims and any guarantee claims, security interests (regardless of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by any Person and/or one or more Subsidiaries of such Person.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Head Office" means the principal office of the Bank at 231 South LaSalle Street, Chicago, IL 60697.

          "Indenture" means that certain Indenture, dated as of February 1, 1997, between the Borrower and U.S. Trust Company of New York, as Trustee.

          "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last day of each calendar quarter and each date such Loan is converted into another Type of Loan, provided, however, that if any
                                             --------  -------
Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

          "Interest Period" means, with respect to any Offshore Rate Loan, the period commencing on the Business Day the Loan is disbursed or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two or three months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation;

          provided that:
          --------

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period for any Revolving Loan shall extend beyond Termination Date.

          "Inventory" shall mean any and all goods, merchandise and other personal property, including, without limitation, goods in transit, wheresoever located and whether now owned or hereafter acquired by the Borrower which is or may at any time be held for sale or lease, furnished under any contract of service, or held as raw materials, work in process, supplies or materials used or consumed in the Borrower's business, and any property of the Borrower the sale or other disposition of which has given rise to an Account and which has been returned to or repossessed or stopped in transmit by the Borrower.

          "IRB Letter of Credit" means that certain Letter of Credit issued by the Bank on behalf of the Borrower pursuant to the Reimbursement Agreement, as the same may be amended, modified, restated, refinanced, refunded or renewed from time to time in whole or in part.

          "LC Administrative Fee" - see Section 3.10.
                                        ------------

          "LC Application" - see Section 3.1.
                                 -----------

          "LC Commitment" - see Section 2.2.
                                -----------

          "LC Facing Fee" - see Section 3.10.
                                ------------

          "LC Obligations" shall mean any and all obligations of every description of the Borrower in connection with the Letters of Credit issued pursuant to this Agreement, including without limitation all reimbursement obligations (whether absolute or contingent) under any LC Application, and all obligations in respect of related fees or expenses.

          "Lending Office" means the office or offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, beneath its name on the signature page hereto, or such other office or offices as the Bank may from time to time notify the Company.

          "Letter of Credit" - see Section 2.2.
                                   -----------

          "Letter of Credit Commitment" - Section 2.2.
                                          -----------

          "Liabilities" shall mean all of the Parent's and the Borrower's liabilities, obligations and indebtedness to the Bank, or to any Affiliate of the Bank, of any and every kind and nature (including, without limitation, interest, charges, expenses, Attorneys' Fees and other sums chargeable to the Parent or the Borrower by the Bank and future advances made to or for the benefit of the Borrower) whether arising under this Agreement, the Reimbursement Agreement, under any other Loan Document or any of the Other Agreements or acquired by the Bank from any other sources, whether heretofore, now or hereafter owing, arising, due, or payable from the Borrower to the Bank, or to any Affiliate of the Bank, and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed, or otherwise, including obligations of performance. Liabilities shall also include any and all extensions, replacements, refinancings or renewals of any of the foregoing.

          "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement, or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

          "Loan Documents" means this Agreement, the Revolving Note, the LC Applications, the Letters of Credit, the Trademark Agreement, the Pledge Agreement, the Reimbursement Agreement, the Guaranty and any and all other documents or instruments furnished or required to be furnished or delivered from time to time in connection herewith.

          "Material Adverse Change" or "Material Adverse Effect" shall mean any change, event, action, condition or effect which individually or in the aggregate (1) impair the validity or enforceability of this Agreement or any other Loan Document, or (2) subject any officer of the Parent or the Borrower to criminal liability or (3) materially and adversely affect the consolidated business, operations, prospects or financial condition of the Parent or the Borrower and any Subsidiary taken as a whole or (4) the ability of the Parent or the Borrower or any Subsidiary to perform their respective obligations under this Agreement and the other Loan Documents.

          "Material Litigation" or "Material Litigation Development" shall mean any Litigation, or development in any Litigation, as the case may be (1) which involves this Agreement, any other Loan Document or other transactions contemplated hereby or thereby, or (2) which could have a Material Adverse Effect.

          "Maximum Loan Availability" means, at any time, the lesser of (1) the Borrowing Base as of the date of the most recent Borrowing Base certificate delivered pursuant to Section 9.7(11) and (2) the Total Commitment Amount.
                      ---------------

          "Minimum Consolidated Net Worth" means, an amount which shall equal the sum of (a) $-26,400,000, plus (b) with respect to each fiscal quarter ending
                             ----
June 30 (commencing after the Effective Date), the greater of (i) 50% of consolidated net income for such quarter and the immediately preceding fiscal quarter, or (ii) $500,000, plus (c) with respect to each fiscal quarter ending
                           ----
September 30 (commencing after the Effective Date), the greater of (i) 50% of the consolidated net income for such fiscal quarter, or (ii) $1,000,000, and plus (d) with respect to each fiscal quarter ending December 31 (commencing
----
after the Effective Date), the greater of (i) 50% of the Consolidated Net Worth as of the end of such fiscal quarter, or (ii) $500,000.

          "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA which covers employees of the Parent or the Borrower, as the case may be, or any ERISA Affiliate.

          "Notice of Borrowing" means a notice in substantially the form of Exhibit E.
---------

          "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit F.
            ---------

          "Offshore Rate" means, for any Interest Period with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the nearest 1/16th of 1%) determined by the Bank as follows:

     Offshore Rate =                IBOR
                     ------------------------------------
                     1.00 - Eurodollar Reserve Percentage

     Where,

          "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on such day (whether or not applicable to the Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period; and

               "IBOR" means the rate of interest per annum determined by the Bank to be the rate of interest at which dollar deposits in the approximate amount of the amount of the Revolving Loan to be made or continued as, or converted into, an Offshore Rate Loan and having a maturity comparable to such Interest Period would be offered to the Bank (or such affiliate of the Bank as may be designated for such purpose by the Bank) in the interbank eurodollar market at their request at approximately 10:00 a.m. (Chicago time) two Business Days prior to the commencement of such Interest Period.

          "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

          "Organic Document" means, with respect to any Person, its certificate of incorporation or other organizational document, its bylaws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its capital stock.

          "Other Agreements" shall mean all agreements, instruments, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of Accounts, schedules of Accounts assigned, mortgages and other written matter necessary or requested by the Bank to perfect and maintain perfected the Bank's security interest in the Collateral, and all agreements, instruments and documents, including, without limitation, notes, guarantees, mortgages, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements, trust account agreements and all other written matter whether heretofore, now, or hereafter delivered to the Bank, or to any Affiliate of the Bank, with respect to this Agreement and executed by or on behalf of the Parent or the Borrower or any similar agreements which have been assigned to and assumed by the Borrower pursuant to the Assignment and Assumption Agreement.

          "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Parent" - see Recitals.

          "Participant" means any Person acquiring a participation in the Liabilities in accordance Section 13.1 of this Agreement.
                          ------------

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Liens" - see Section 10.1.
                                  ------------

          "Person" means an individual, sole proprietorship, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

          "Plan" means any plan established, maintained, or to which contributions have been made by the Parent or the Borrower or any ERISA Affiliate.

          "Pledge Agreement" means a Pledge Agreement, substantially in the form of Exhibit H, executed by the Parent in favor of the Bank, covering among other
   ---------
things all of the capital stock of the Borrower.

          "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended from time to time.

          "Recapitalization Agreement" means that certain Recapitalization Agreement, dated January 9, 1997, by and among Citicorp Venture Capital, Ltd., the Parent, Alan Hodes and Michael Greenberg.

          "Reimbursement Agreement" means that certain Reimbursement Agreement dated as of April 1, 1995, as amended and modified through the date hereof, among the Borrower (as assignee of Parent pursuant to the Assignment and Assumption Agreement) and the Bank pursuant to which the Bank issued the IRB Letter of Credit, as the same may be further amended, modified, restated, refinanced, refunded or renewed from time to time in whole or in part.

          "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

          "Revolving Loan(s)" has the meaning specified in Section 2.1, and may
                                                           -----------
be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Revolving Loan).

          "Revolving Loan Commitment" shall have the meaning assigned to such term in Section 2.1.
        -----------

          "Revolving Note" shall have the meaning assigned to such term in
Section 2.5.
-----------

          "Subordinated Debt" means all Debt of the Borrower issued pursuant to the Indenture.

          "Subsidiary" means, as to any Person, a Person (other than an individual) of which shares of stock, partnership units or other equity interests having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of directors, general partners or other managers of such Person are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

          "Supplemental Documentation" shall have the meaning assigned to such term in Section 6.13.
        ------------

          "Tax Distributions" shall have the meaning assigned to such term in
Section 10.6.
------------

          "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Bank, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which the Bank is organized or maintains a lending office.

          "Termination Date" means February 4, 2000.

          "Total Commitment Amount" means $35,000,000.

          "Trademark Agreement" means an Amended and Restated Trademark Agreement, substantially in the form of Exhibit B, covering among other things,
                                        ---------
trademarks and trade names of the Borrower.

          "Type" has the meaning specified in the definition of "Revolving
Loan."

          SECTION 1.2.  Other Definitional Provisions.
                        -----------------------------

          (1) All terms defined in this Agreement shall have the above-defined meanings when used in any Loan Document, or any certificate, report or other document made or delivered pursuant to this Agreement, unless the context therein shall clearly otherwise require.

          (2) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (3) The words "amended or modified" when used in this Agreement or any other Loan Document shall mean with respect to this Agreement or any other Loan Document such document as from time to time, in whole or in part, amended, modified, supplemented, restated, refinanced, refunded or renewed.

          (4) In the computation of periods of time in this Agreement from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

          SECTION 1.3.  Accounting and Financial Determinations. For purposes of
                        ---------------------------------------
this Agreement, unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 9.7. In
                                                              -----------
the event any "Accounting Changes" (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then Borrower and Bank agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by Borrower and the Bank, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (B) Borrower shall prepare footnotes to each Borrowing Base certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (x) changes in accounting principles required by GAAP and implemented by Borrower and (y) changes in accounting principles recommended by Borrower's certified public accountants. All effects of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) and all adjustments for transaction expenses in connection with the Recapitalization Agreement shall be excluded for purposes of preparation of financial statements and other calculations and information to be provided to the Bank.


                                  ARTICLE II

                      AMOUNT AND TERMS OF THE COMMITMENTS
                      -----------------------------------

          SECTION 2.1.  Revolving Loan Commitment.  Subject to the terms and
                        -------------------------
conditions set forth in this Agreement and the other Loan Documents, the Bank agrees to make loans to the Borrower on a revolving basis (herein collectively called the "Revolving Loans," and individually called a "Revolving Loan") from time to time from the Effective Date to the Termination Date, at such times and in such amounts as the Borrower may request; provided, however, that the aggregate principal amount of all Revolving Loans which the Bank shall be committed to have outstanding to the Borrower shall not at any one time exceed (when added to the aggregate undrawn face amount of all Letters of Credit issued and outstanding pursuant to Section 2.2
                                                                   -----------

or drawn and not reimbursed pursuant to Section 3.7, it being understood that
                                        -----------
such amount does not include the IRB Letter of Credit issued under the Reimbursement Agreement) the Maximum Loan Availability. The foregoing commitment of the Bank is herein called its "Revolving Loan Commitment."

          SECTION 2.2.  LC Commitment.  The Bank agrees to issue from time to
                        -------------
time before the Termination Date such commercial and import letters of credit (such letters of credit being herein collectively called "Letters of Credit" and individually a "Letter of Credit") as the Borrower may request. The aggregate undrawn face amount of all Letters of Credit issued and outstanding pursuant to this Section 2.2 or drawn and not reimbursed pursuant to Section 3.7 shall not
     -----------                                         -----------
at any one time exceed (when added with the aggregate principal amount of the Revolving Loans then outstanding) the Maximum Loan Availability. The foregoing commitment of the Bank is herein called its "LC Commitment," and collectively the "LC Commitments."

          SECTION 2.3.  Revolving Loan Borrowing Procedure.
                        ----------------------------------

          (a) Each Borrowing of Revolving Loans shall be made upon the irrevocable written notice of an Authorized Representative of the Borrower delivered to the Bank in the form of a Notice of Borrowing (which notice must be received by the Bank (i) prior to 10:00 a.m. (Chicago time) two Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans, and
(ii) prior to 12:00 noon (Chicago time) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                    (A) the amount of the Borrowing, which shall be (x) in the case of Base Rate Loans, in a minimum amount of $100,000 or an integral multiple of $50,000 in excess thereof and (y) in the case of Offshore Rate Loans, in a minimum amount of $500,000 or an integral multiple of $500,000 in excess thereof;

                    (B) the requested Borrowing Date, which shall be a Business Day;

                    (C)  the Type of Revolving Loans comprising the Borrowing;
          and

                    (D) in the case of an Offshore Rate Loan, the duration of the Interest Period applicable to such Revolving Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing of Offshore Rate Loans, such Interest Period shall be three months.

          (b) Subject to satisfaction of the applicable conditions precedent set forth in Article VII hereof, the Bank shall make the proceeds of each
             -----------
Revolving Loan available to the Borrower by causing an amount of same day funds equal to the principal amount of such Revolving Loan to be credited to the account of the Borrower at the Bank unless otherwise required pursuant to the terms of this Agreement.

          (c) After giving effect to any Borrowing, there may not be more than five different Interest Periods in effect.

           2.4.  Conversion and Continuation Elections.
                 -------------------------------------

          (a)  Borrower may, upon irrevocable written notice to the Bank:

               (i) elect, on any Business Day, in the case of Base Rate Loans, or on the last day of the applicable Interest Period, in the case of any Offshore Rate Loans, to convert any of its Revolving Loans (or any part thereof in an amount not less than (x) in the case of Base Rate Loans, a minimum amount of $100,000 or an integral multiple of $50,000 in excess thereof and (y) in the case of Offshore Rate Loans, a minimum amount of $500,000 or an integral multiple of $500,000 in excess thereof) into Revolving Loans of any other Type; or

               (ii) elect to renew on the last day of the applicable Interest Period any Revolving Loans having Interest Periods maturing on such day (or any part thereof in an amount not less than (x) in the case of Base Rate Loans, a minimum amount of $100,000 or an integral multiple of $50,000 in excess thereof and (y) in the case of Offshore Rate Loans, a minimum amount of $500,000 or an integral multiple of $500,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in
--------
respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $500,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Revolving Loans as, and convert such Revolving Loans into, Offshore Rate Loans shall terminate.

          (b) the Borrower shall deliver a Notice of Conversion/Continuation to be received by the Bank not later than 10:00 a.m. (Chicago time) at least (i) two Business Days in advance of the Conversion/Continuation Date, if the Revolving Loans are to be converted into or continued as Offshore Rate Loans; and (ii) on the Conversion/Continuation Date, if the Revolving Loans are to be converted into Base Rate Loans, specifying:

                    (A)  the proposed Conversion/Continuation Date;

                    (B) the aggregate amount of Revolving Loans to be converted or renewed;

                    (C) the Type of Revolving Loans resulting from the proposed conversion or continuation; and

                    (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

          (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

          (d) During the existence and continuation of a Default or Event of Default, the Borrower may not elect to have a Revolving Loan converted into or continued as an Offshore Rate Loan.

          (e) After giving effect to any conversion or continuation of Revolving Loans, there may not be more than five different Interest Periods in effect.

          SECTION 2.5.  Interest.
                        --------

          (a) Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate plus the Applicable Margin or the Base Rate plus the Applicable Margin, as the case may be (and subject to the Borrower's right to convert to other Types of Loans under Section 2.4).
                                      -----------

          (b) Interest on each Revolving Loan shall be paid in arrears on each Interest Payment Date (or if such Interest

Payment Date is not a Business Day, then on the next Business Day following such Interest Payment Date; provided, however, such extension of time in such case
                       --------  -------
shall not be included in the computation of the payment of interest) to the Bank at the Head Office. Interest shall also be paid on the date of any prepayment of Loans under Section 4.1 or 4.2 for the portion of the Loans so prepaid and
               -----------    ---
upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be payable on demand.

          (c) Any principal amount not paid when due (at maturity, by acceleration, or otherwise) shall bear interest thereafter until paid in full, payable on demand, at a rate which shall be two percent (2.0%) above the rate which would otherwise be applicable.

          (d) Interest and all fees hereunder shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

          (e) Anything herein to the contrary notwithstanding, the obligations of the Company hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the Bank would be contrary to the provisions of any law applicable to the Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by the Bank, and in such event the Company shall pay the Bank interest at the highest rate permitted by applicable law.

          (f) Each determination of an interest rate by the Bank shall be conclusive and binding on the Borrower in the absence of manifest error.

          SECTION 2.6.  Revolving Note.  All Revolving Loans made by the Bank
                        --------------
under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single amended and restated promissory note of the Borrower, in substantially the form of Exhibit A, duly completed, in the principal amount
                             ---------
of Thirty-Five Million Dollars ($35,000,000), payable to the Bank (the "Revolving Note"). The Bank is hereby authorized by the Borrower to endorse on the schedule attached to the Revolving Note the amount of each Revolving Loan and the Borrower thereof and of each payment of principal received by the Bank on account of such Revolving Loans, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Revolving Loans made by the Bank; provided, however, that the failure to make such notation with respect to any Revolving Loan or payment shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Revolving Note.

          SECTION 2.7.  Commitment Fee.  The Borrower agrees to pay the Bank a
                        --------------
non-refundable unused commitment fee at the rate of .25% per annum on the average daily amount by which the Total Commitment Amount exceeds the outstanding Revolving Loans plus the undrawn face amount of the Letters of Credit, for the period commencing on the date hereof and continuing to but not including the Termination Date, payable quarterly in arrears on the last day of March, June, September and December of each year and at maturity (or if such day is not a Business Day, then on the next Business Day thereafter; provided,
                                                                 --------
however, such extension of time in such case shall not be included in the
-------
computation of the payment of the commitment fee).


                                  ARTICLE III

                             THE LETTERS OF CREDIT

          SECTION 3.1.  Request for Issuance of Letters of Credit.  The Bank
                        -----------------------------------------
shall receive at least 5 Business Days' prior written notice of a request for issuance of each Letter of Credit, each such request to be accompanied by an application for issuance of letter of credit substantially in the form then used by the Bank (an "LC Application") duly executed by the Borrower and in all respects in form and substance satisfactory to the Bank, together with such other documentation as the Bank may request in support thereof.

          SECTION 3.2.  Expiration and other Terms.  Each Letter of Credit shall
                        --------------------------
expire on or before the Termination Date unless such Letter of Credit is cash collateralized pursuant to documentation in form and substance satisfactory to the Bank; provided that in no event shall the expiration date exceed more than one year from the date of issuance of such Letter of Credit.

          SECTION 3.3.  Notification of Demand for Payment.  The Bank shall
                        ----------------------------------
promptly notify the Borrower of the amount of each demand for payment under a Letter of Credit and of the date on which such payment is to be made.

          SECTION 3.4.  Funding by Bank.  With respect to each demand for
                        ---------------
payment pursuant to a Letter of Credit, the Bank shall, promptly following its receipt thereof, examine all documents purporting to represent such demand to ascertain that the same appear on their face to be in conformity with the terms and conditions of such Letter of Credit. If the Bank determines that a demand for payment under a Letter of Credit conforms to the terms and conditions of such Letter of Credit, then the Bank shall make payment to the Beneficiary in accordance with the terms of such Letter of Credit.

          SECTION 3.5.  Non-Conforming Demand For Payment.  If, after
                        ---------------------------------
examination of a demand for payment under a Letter of Credit, the Bank shall have determined that such demand does not conform to the terms and conditions of such Letter of Credit, then the Bank shall, as soon as reasonably practicable, give notice to the related Beneficiary and to the Borrower to the effect that demand was not in accordance with the terms and conditions of such Letter of Credit, stating the reasons therefor and that the relevant document is being held at the disposal of the Beneficiary or is being returned to the Beneficiary, as the Bank may elect. The Beneficiary may attempt to correct any such non-conforming demand for payment under such Letter of Credit if, and to the extent that, the Beneficiary is entitled (without regard to the provisions of this sentence) and able to do so.

          SECTION 3.6.  Return of Letter of Credit.  With respect to each Letter
                        --------------------------
of Credit, the Bank shall have the right, provided the Bank is not then in default under such Letter of Credit by reason of its having wrongfully failed to honor a demand for payment previously made by the Beneficiary under such Letter of Credit, to require the Beneficiary to surrender such Letter of Credit to the Bank on the stated expiration date. The Borrower agrees, if necessary, to use its best efforts to cause the Beneficiary to surrender such Letter of Credit.

          SECTION 3.7.  Reimbursement Agreement of the Borrower. The Borrower
                        ---------------------------------------
hereby unconditionally and irrevocably agrees to reimburse the Bank, immediately upon demand, for each payment made by the Bank under a Letter of Credit honoring a demand for payment made by the Beneficiary thereunder, with interest on the amount so paid by the Bank from and including the date paid by the Bank to the date the Bank is reimbursed therefor, at a rate per annum equal to the Base Rate from time to time in effect (but not less than the Base Rate in effect on the date of such payment by the Bank). Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

          SECTION 3.8.  Obligation to Reimburse for Letter of Credit Payments.
                        -----------------------------------------------------
The Borrower's obligation to reimburse the Bank for payments made by the Bank under any Letter of Credit honoring a demand for payment by the Beneficiary thereunder, shall be irrevocable, absolute and unconditional under any and all circumstances including, without limitation, any of the following circumstances:

          (1) any lack of legality, validity, regularity or enforceability of this Agreement, any Letter of Credit or any other Loan Document;

          (2) the existence of any claim, setoff, defense or other right which the Borrower may have or have had at any time against any Beneficiary, the Bank, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting) or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the Beneficiary of any Letter of Credit);

          (3) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (4) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

          (5) payment by the Bank under any Letter of Credit against presentation of a draft or certificate or other document that does not comply with the terms of such Letter of Credit unless such payment by the Bank constituted gross negligence or willful misconduct of the Bank; or

          (6)  the occurrence of any Default or Event of Default;

provided, however, that the Borrower shall not be obligated to reimburse the Bank for any wrongful payment made by the Bank under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Bank or any of its officers, employees or agents.

          SECTION 3.9.  Mandatory Payment to Bank of LC Obligations.  The
                        -------------------------------------------
Borrower agrees that, on any termination of the LC Commitments pursuant to
Section 12, it will pay to the Bank in dollars and in same day funds an amount
----------
equal to the principal amount of all LC Obligations under any LC Application, whether or not the related Letter of Credit has been drawn (which amount shall be retained by the Bank in a separate collateral account as security for the LC Obligations and the other Liabilities).

          SECTION 3.10.  Fees.  The Borrower agrees to pay the following fees
                         ----
(all such fees being non-refundable and in the aggregate):

          (1) The Borrower agrees to pay to the Bank a facing fee for the Letter of Credit (the "LC Facing Fee") in an amount equal to .25% of the aggregate outstanding face amount of the Letter of Credit, such fee to be payable on the date of issuance of such Letter of Credit.

          (2) The Borrower agrees to pay such other standard, published fees and amounts ("LC Administrative Fees") as the Bank shall customarily require in connection with the amendment, processing and/or administration of letters of credit, such fees to be in addition to the fees payable under Section 3.10(1), with
                                                 ---------------
     respect to the issuance and/or negotiation of the Letter of Credit.


                                  ARTICLE IV

                           PAYMENTS AND PREPAYMENTS
                           ------------------------

          SECTION 4.1.  Optional Prepayments. Subject to Section  5.4, the
                        --------------------             ------------
Borrower may, without penalty or premium, at any time, or from time to time, upon irrevocable notice to the Banks on any Business Day, prepay Revolving Loans in whole or in part, in minimum amounts (x) in the case of Base Rate Loans, of $50,000 or an integral multiple of $50,000 in excess thereof and (y) in the case of Offshore Rate Loans, of $500,000 or any multiple of $500,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Revolving Loans to be prepaid. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 5.4.
                                     -----------

          SECTION 4.2.  Mandatory Prepayments.  In the event the aggregate
                        ---------------------
outstanding principal balance of all Revolving Loans plus the aggregate undrawn face amount of Letters of Credit issued and outstanding pursuant to Section 2.2
                                                                    -----------
or drawn and not reimbursed exceeds the Maximum Loan Availability, the Borrower shall, unless the Bank shall otherwise consent, without notice or demand of any kind, immediately make such repayments of the Revolving Loans and the LC Obligations or take such other actions as shall be necessary to eliminate such excess. All Revolving

Loans and LC Obligations (including accrued and unpaid interest thereon) shall be repaid by the Borrower on the Termination Date, unless payable sooner pursuant to the provisions of this Agreement.

          SECTION 4.3.  Method of Payment.  The Borrower shall make each payment
                        -----------------
under this Agreement, under the Revolving Note and under the Letters of Credit not later than 12:00 noon, Chicago time, on the date when due in lawful money of the United States to the Bank at the Head Office in immediately available funds. Borrower hereby authorizes the Bank, if and to the extent payment is not made when due under this Agreement, under the Revolving Note, under the Letters of Credit and the other Loan Documents and Other Agreements, to charge from time to time against any account of the Borrower with the Bank any amount so due from the Borrower. Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment to be made under this Agreement, under the Revolving Note and under the Letters of Credit shall be stated to be due on a Saturday, Sunday, or a public holiday, or the equivalent for banks generally under the laws of the State of Illinois, such payment shall be made on the next succeeding Business Day, and such extension of time in such case shall
                                                                          -----
be included in the computation of the payment of interest.

          SECTION 4.4.  Use of Proceeds.  The proceeds of the Revolving Loans
                        ---------------
and the Letters of Credit shall be used by the Borrower for working capital and general corporate purposes. Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the FRB or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.


                                   ARTICLE V

                    TAXES, YIELD PROTECTION AND ILLEGALITY
                    --------------------------------------

          5.1  Taxes.  (a)  Any and all payments by the Borrower to the Bank
               -----
under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrower shall pay all Other Taxes.

          (b) If the Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to the Bank, then:

               (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), the Bank receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

               (ii)  the Borrower shall make such deductions and withholdings;

               (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) the Borrower shall also pay to the Bank for the account of the Bank, at the time interest is paid, Further Taxes in the amount that the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

          (c) The Borrower agree to indemnify and hold harmless the Bank for the full amount of i) Taxes, ii) Other Taxes, and iii) Further Taxes in the amount that the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted; provided, however, the Borrower shall not indemnify the Bank for increases in the Bank's income tax rate. Payment under this indemnification shall be made within 30 days after the date the Bank makes written demand therefor.

          (d) Within 30 days after the date of any payment by the Borrower of Taxes, Other Taxes or Further Taxes, the Borrower shall furnish to the Bank the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Bank.

          (e) If the Borrower is required to pay any amount to the Bank pursuant to subsection (b) or (c) of this Section, then the Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the sole judgment of the Bank is not otherwise disadvantageous to the Bank.

          5.2  Illegality.
               ----------

          (a) If the Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for the Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Borrower, any obligation of the Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer exist.

          (b) If the Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Borrower shall, upon receipt of notice of such fact and demand from the Bank, prepay in full such Offshore Rate Loans of the Bank then outstanding, together with interest accrued thereon and amounts required under
Section 5.4, either on the last day of the Interest Period thereof, if the Bank
-----------
may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Borrower is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the Bank, in the amount of such repayment, a Base Rate Loan.

          (c) Before giving any notice under this Section, the Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

           5.3  Increased Costs and Reduction of Return.
                ----------------------------------------

          (a) If the Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate or in respect of the assessment rate payable by the Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or (ii) the compliance by the Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or any increase in the cost to the Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Borrower shall be liable for, and shall from time to time, upon demand, pay to the Bank, additional amounts as are sufficient to compensate the Bank for such increased costs.

          (b) If the Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration the Bank's or such corporation's policies with respect to capital adequacy and the Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of the Bank to the Borrower, the Borrower shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

          5.4  Funding Losses.  The Borrower shall reimburse the Bank and hold
               --------------
the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

          (a) the failure of the Borrower to make on a timely basis any payment of principal of any Offshore Rate Loan;

          (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

          (c) the failure of the Borrower to make any prepayment in accordance with any notice delivered under Section 4.1;
                                -----------

          (d)  the prepayment (including pursuant to Section 4.1 or 4.2) or
                                                     ------------------
other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

          (e)  the automatic conversion under Section 2.4 of any Offshore Rate
                                             -----------
Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Borrower to the Bank under this Section and under Section 5.3(a), each
                                                      --------------
Offshore Rate Loan made by the Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

          5.5  Inability to Determine Rates.  If the Bank determines that for
               ----------------------------
any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to Section
                                                                     -------
2.5(a) for any requested Interest Period with respect to a proposed Offshore
------
Rate Loan does not adequately and fairly reflect the cost to the Bank of funding such Loan, the Bank will promptly so notify the Borrower. Thereafter, the obligation of the Bank to make or maintain Offshore Rate Loans hereunder shall be suspended until the Bank revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Bank shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

          5.6  Survival.  The agreements and obligations of the Borrower in this
               --------
Article V shall survive the payment of all other Liabilities.
---------


                                  ARTICLE VI

                         COLLATERAL AND OTHER SECURITY
                         -----------------------------

          SECTION 6.1.  Collateral.  As security for (1) the payment of all
                        ----------
loans and advances now or hereafter made by the Bank to the Borrower under this Agreement or to the Borrower (as assignee of the Parent) under the Existing Loan and Security Agreement, or under the other Loan Documents (including without limitation the Reimbursement Agreement) or Other Agreements, and (2) the payment or other satisfaction of all other Liabilities, to the Bank whether now or hereafter existing, direct or indirect or due or to become due, the Parent and the Borrower each hereby grants to the Bank a first priority security interest, subject to Permitted Liens, in and to the following property of the Parent and the Borrower, whether now owned or existing, or hereafter acquired or coming into existence, wherever now or hereafter located (hereinafter referred to as "Collateral"):

          (i)  Accounts;

          (ii)  Equipment;

          (iii) Inventory;

          (iv)  General Intangibles;

          (v) Contract Rights, instruments, financial assets, documents and chattel paper;

          (vi) All monies, residues, and property of any kind, now or at any time or times hereafter, in the possession or under the control of the Bank or a bailee of the Bank, or any Participant;

          (vii) All books and records (including, without limitation, customer lists, credit files, computer programs) printouts and other computer materials and records; of the Parent and the Borrower pertaining to any of the foregoing.

Such security interest includes a continuing Lien in, on, and to all said Collateral and the products and proceeds thereof, and any replacements, additions, accessions, or substitutions thereof, after acquired property, and the Accounts of other proceeds arising from the sale or other disposition of any Inventory or Equipment of the Parent and the Borrower including any returns thereof, including, where applicable, the proceeds of insurance covering any of said Collateral. Collateral also includes any property of the Parent and the Borrower subject to a separate security agreement or pledge in favor of the Bank or any Affiliate of the Bank. Upon the indefeasible payment in full of the Liabilities and termination of the Commitments (as such term is defined under this Agreement and under the Reimbursement Agreement), the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Parent and/or the Borrower, as the case may be. Upon any such termination, the Bank will, at the Borrower's expense, execute and deliver to the Parent and the Borrower such documents as the Parent and/or the Borrower shall reasonably request to evidence such termination and shall terminate its financing statements with regard to the Collateral wherever filed. Solely for the purposes of this Section 6.1 references to "Borrower" in the definitions of
                 -----------
"Accounts", "Equipment", "Inventory" and "General

Intangibles" shall be deemed to reference both the Borrower and the Parent.

          SECTION 6.2.  Accounts.  If required by the Bank, the Borrower shall
                        --------
advise the Bank promptly of any Inventory items which are returned by or repossessed from any Account Debtor, or otherwise recovered, shall receive them in trust and, unless instructed to deliver them to the Bank, shall resell them for the Bank. If required by the Bank, the Borrower shall notify the Bank immediately of all disputes and claims by any Account Debtor and settle or adjust them at no expense to the Bank. If the Bank directs after the occurrence and during the continuance of an Event of Default, no discount or credit allowance shall be granted by the Borrower to any Account Debtor. After the occurrence and during the continuance of an Event of Default, all Account Debtor payments and all net amounts received by the Bank in settlement, adjustment or liquidation of any Accounts may be applied by the Bank to the Borrower's indebtedness hereunder or credited to the Borrower's bank account (subject to collection) with the Bank or any Affiliate of the Bank, as the Bank may deem appropriate. If requested, the Borrower will have proper entries in its books, disclosing the assignment of Accounts to the Bank.

          SECTION 6.3.  Account Warranties.  The Borrower warrants and covenants
                        ------------------
that: (1) all of the Accounts are and will be bona fide existing obligations created by the sale and actual delivery of Inventory or other property or the rendition of services or the furnishing of other good and sufficient consideration to Account Debtors in the ordinary course of business consistent with past practices; (2) all shipping or delivery receipts and other documents furnished or to be furnished to the Bank in connection therewith are and will be genuine; (3) none of the Accounts are or will be at any time subject to any Lien except for Permitted Liens; and (4) the Borrower will not make any further assignment of any thereof or create or permit to exist any further Lien therein, nor permit any of the Bank's rights therein to be defeated by attachment, levy, garnishment or other judicial process; and, except as the Borrower shall notify the Bank, none of the Accounts are subject to setoff, credit, allowance or adjustment by the Account Debtor thereon.

          SECTION 6.4.  Verification of Accounts.  The Bank is authorized and
                        ------------------------
empowered at any time or times hereafter in its sole discretion:

          (1) To require the Borrower to notify, or the Bank itself may notify, either in its own name, in the name of a nominee of the Bank or in the Borrower's name, any Account Debtor obligated in respect of any of the Accounts or any party obligated under contracts involved in any of the Contract Rights assigned to the Bank, of the fact of this assignment or to request in the Bank's name, in the name of a nominee of the Bank, in the Borrower's name or in the name of a third party, confirmation from any such Account Debtor or party of the amount shown by the Accounts to be payable or any other matter stated therein;

          (2) To demand, collect or compromise any and all sums which are now or may hereafter become due or owning upon any of the Accounts;

          (3) To enforce payment or performance of any of the Collateral in the Bank's own name, in the name of a nominee of the Bank or in the name of the Borrower; and

          (4) To endorse in the Borrower's name and to collect any instruments tendered or received in payment of any obligation owing to the Borrower. Under no circumstances shall the Bank be under any duty to act in regard to any of the foregoing matters. The costs of such collection and enforcement, including Attorneys' Fees and out-of-pocket expenses, and the cost of any special bank account or accounts which may be required hereunder, shall be borne solely by the Borrower whether the same are incurred by the Bank or the Borrower.

          SECTION 6.5.  Collection of Accounts and Payments.    At the request
                        -----------------------------------
of the Bank, after the occurrence and during the continuance of an Event of Default, the Borrower will forthwith upon receipt of all checks, drafts, cash and other remittances in payment or on account of any of the Accounts, deposit the same in a special bank account with the Bank or an Affiliate of the Bank, over which the Bank alone has power of withdrawals, and will designate with each such deposit the particular Accounts upon which the remittance was made. The Borrower acknowledges that the maintenance of such a bank account will be solely for the convenience of the Bank in facilitating its own operations and the Borrower has not and shall not have any right, title or interest in any such bank account or in the amount at any time appearing to the credit thereof. Said proceeds shall be deposited in precisely the form received except for the Borrower's endorsement where necessary to permit collection of items, which endorsement the Borrower agrees to make. Pending such deposit, the Borrower agrees not to commingle any such checks, drafts, case and other remittances with any of its funds or property, but will hold them separate and apart therefrom and upon and express trust for the Bank until deposit thereof is made in the special bank account. Upon the full and final liquidation of all Liabilities, the Bank will pay over to the Borrower any excess received by the Bank from the Borrower, whether received by the Bank or an Affiliate of the Bank as deposit in the special bank account or received by the Bank as a direct payment on any of the sums due hereunder.

          SECTION 6.6.  Appointment as Attorney-in-Fact.  The Borrower appoints
                        -------------------------------
the Bank, with full power of substitution, as the Borrower's attorney with power: (1) to notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Bank; to receive, open and dispose of all mail addressed to the Borrower; (2) to send requests for verification of Accounts to Account Debtors; (3) to open an escrow account or assignee deposit account for the collection of Accounts, if not required contemporaneously with the execution hereof; and (4) to do all things necessary to carry out the terms of this Agreement. Neither the Bank nor its attorney will be liable for any acts of commission or omission not for any error in judgment or mistake of fact or law, unless the same shall have resulted from the Bank's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until either (a) all Liabilities are indefeasibly paid in full, or (b) this Agreement is terminated, whichever shall last occur. The Borrower expressly waives presentment, demand, notice of dishonor and protest of all instruments and any other notice to which they or it might otherwise be entitled. Notwithstanding anything contained in the foregoing to the contrary, the Bank agrees that it will not exercise any of its rights granted under this Section 6.6 prior to the occurrence of an Event of Default.
                   -----------

          SECTION 6.7.  Account Records.  The Borrower will at all times keep
                        ---------------
accurate and complete records of its Accounts and Inventory in accordance with sound accounting practices and GAAP and will cause its books and records as at the end of any calendar month to be posted and closed not more than thirty (30) days after the last business day of such month. The Bank, or any of its agents, shall have the right to call at the Borrower's place or places of business at intervals to be determined by the Bank and without hindrance or delay, to inspect the Borrower's Inventory and to inspect, audit, check and make copies and/or extracts from the books, records, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts, Equipment, Contract Rights, General Intangibles or to any other transactions between the parties hereto. Any and all such inspections and/or audits shall be at the Borrower's expense.

          SECTION 6.8.  Governmental Accounts.  If any Accounts arise out of
                        ---------------------
contracts with the United States or any department, agency, or instrumentality thereof, the Borrower will immediately notify the Bank in writing and execute any instruments and take any steps required by the Bank in order that all monies due and to become due under such contracts shall be assigned to the Bank and notice thereof given to the Government under the Federal Assignment of Claims Act.

          SECTION 6.9.  Instruments and Chattel Paper.  If any Accounts should
                        -----------------------------
be evidenced by promissory notes, trade acceptances, or other instruments or chattel paper for the payment of money, the Borrower will, unless otherwise directed by the Bank, deliver the same to the Bank appropriately endorsed to its order and, regardless of the form of such endorsement, the Borrower hereby expressly waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

          SECTION 6.10.  Inventory Warranties.  The Borrower warrants and
                         --------------------
covenants that: (1) all of the Inventory is and at all times shall be owned by it, free of all Liens (except Permitted Liens); (2) the Borrower will not make any further assignment of any thereof or create or permit to exist any further Lien therein, nor permit any of the Bank's rights therein to be defeated by attachment, levy, garnishment or other judicial process; (3) that, subject to the following sentence, all Inventory shall be kept by the Borrower only at the address of the Borrower at the address or addresses shown in Schedule 6.10
                                                             -------------
attached hereto. The Borrower shall promptly advise the Bank of the removal of such Inventory to any other location at which it shall be stored. If the Borrower sells Inventory for cash, and if requested by the Bank, all full and partial payments therefor shall immediately be delivered by the Borrower to the Bank in their original form. All proceeds shall be held by the Borrower in trust for the Bank and shall be remitted to the Bank at the end of the day received, or at such other time as the Bank may designate.

          SECTION 6.11.  No Liability.  The Bank shall not be liable or
                         ------------
responsible in any way for the safekeeping of any Inventory delivered to it, to any bailee appointed by or for it, to any warehouseman, or under any other circumstances. The Bank shall not be responsible for collection of any proceeds or for losses in collected proceeds held by the Borrower in trust for the Bank. Any and all risk of loss for any or all of the foregoing shall be upon the Borrower, except for such loss as shall result from the Bank's gross negligence or willful misconduct. The Bank shall have the right, but shall not be obligated, to discharge any Liens and any taxes at any time levied or placed upon any of all Inventory, including, without limitation, those arising under statute or in favor of landlords, taxing authorities, government, public and/or private warehousemen, common and/or private carriers, processors, finishers, draymen, coopers, dryers, mechanics, artisans, laborers, attorneys, courts, or others; the Bank may also pay for maintenance and preservation of Inventory. The Bank may charge to the Borrower as a Revolving Loan any payment made or expense incurred by it under this Section 6.11.
     ------------

          SECTION 6.12.  Equipment Warranties.  The Borrower warrants and
                         --------------------
covenants: (1) that all of the Equipment is and at all times shall be owned by it free of all Liens except for Permitted Liens; (2) that the Borrower will not make any further assignment of any thereof or create or permit to exist any further Lien therein, nor permit any of the Bank's rights therein to be defeated by attachment, levy, garnishment or other judicial process; that all Equipment shall be kept by the Borrower only at the address or addresses of Borrower shown in Schedule 6.10 hereto, and shall not (without the Bank's prior written
   -------------
approval) be removed therefrom. The Borrower shall at all times keep the Equipment in good condition and repair (ordinary wear and tear expected), and the Borrower shall not, without the prior written consent of the Bank, sell, lease, or otherwise dispose of Equipment, or any part thereof, except in the ordinary course of the Borrower's business. The Bank shall have the right, but shall not be obligated, to discharge any Liens and any taxes at any time levied or placed on any or all the Equipment, including, without limitation, those arising under statue or in favor of landlords, taxing authorities, government, public and/or private warehousemen, common and/or private carriers, processors, finishers, draymen, coopers, dryers, mechanics, artisans, laborers, attorneys, courts, or others; the Bank may also pay for the maintenance and preservation of the Equipment. The Bank may charge to the Borrower as a Revolving Loan any payment made or expense incurred by it under this Section 6.12.
                                                  ------------

          SECTION 6.13.  Further Assurances.  At the Bank's request, the
                         ------------------
Borrower shall execute and/or deliver to the Bank, at any time or times hereafter, such agreements, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of Accounts, schedules of Accounts assigned, and other written matter necessary or requested by the Bank to perfect and maintain perfected the Bank's security interest in the Collateral (all the above hereinafter referred to as "Supplemental Documentation"), in form and substance acceptable to the Bank, and pay the costs of any recording or filing of the same. Upon the occurrence of an Event of Default, the Borrower hereby irrevocably makes, constitutes and appoints the Bank (and all Persons designated by the Bank for that purpose) as the Borrower's true and lawful attorney (and agent-in-fact) to sign the name of the Borrower on any of the

Supplemental Documentation and to deliver any of the Supplemental Documentation to such Persons as the Bank in its sole discretion, may elect. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.


                                  ARTICLE VII

                             CONDITIONS PRECEDENT
                             --------------------

          SECTION 7.1.  Condition Precedent to Revolving Loan. The effectiveness
                        -------------------------------------
of this Agreement and the obligation of the Bank to continue to make Revolving Loans or to continue to issue Letters of Credit to or for the account of the Borrower is subject to the condition precedent that the Bank shall have received on or before the day of such Revolving Loan or issuance of such Letter of Credit (or with respect to any continuing Revolving Loan or Letter of Credit, on or prior to the date hereof) each of the following, in form and substance satisfactory to the Bank and its counsel (unless waived by the Bank):

          (1)  Revolving Note. The Revolving Note duly executed by the
               --------------
     Borrower;

          (2)  Trademark Agreement. The Trademark Agreement duly
               -------------------
     executed by the Borrower;

          (3)  Pledge Agreement. The Pledge Agreement duly executed by
               ----------------
     the Parent, together with stock certificate(s) pledged thereunder and related undated blank stock power(s);

          (4)  Guaranty.  The Guaranty duly executed by the Parent;
               --------

          (5)  Insurance. Evidence of the existence of insurance on
               ---------
     all property of the Borrower, together with evidence establishing the Bank as a loss payee and/or additional insured on all related insurance policies;

          (6)  Certificate of the Parent. A certificate (dated as of
               -------------------------
     the date of this Agreement) of the Secretary of the Parent certifying: (a) a copy of the Parent's Organic Documents as theretofore amended; (b) copies of all corporate action taken by the Parent, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of the Loan Documents by the Parent and each other document to be delivered pursuant to this Agreement (to the extent the Parent is a party to such documents); (c) the names and true signatures of the officers of the Parent authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by the Parent under this Agreement; and
     (d) an executed copy of the Recapitalization Agreement;

          (7)  Certificate of the Borrower. A certificate (dated as of
               ---------------------------
     the date of this Agreement) of the Secretary of the Borrower certifying: (a) a copy of the Borrower's Organic Documents as theretofore amended; (b) copies of all corporate action taken by the Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of the Loan Documents by the Borrower and each other document to be delivered pursuant to this Agreement (to the extent the Borrower is a party to such documents) and authorizing borrowings by each of the Authorized Officers; (c) the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement; (d) an executed copy of the Assignment and Assumption Agreement consented to by the Bank; and
     (e) an executed copy of the Indenture;

          (8)  Chief Financial Officers Certificate of the Parent.
               --------------------------------------------------
     Certificate of the Chief Financial Officer of the Parent certifying as to (a) receipt of all proceeds in accordance with the Recapitalization Agreement, and (b) receipt of $75,000,000 in proceeds from the issuance of the Subordinated Debt;

          (9)  Certified Charter and Good Standing. A certificate of
               -----------------------------------
     the due formation, valid existence and good standing of the Parent and the Borrower in its respective state of incorporation, issued by the appropriate authorities of such jurisdictions, and certificates of the Parent's and the Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which the Parent or the Borrower, as the case may be, owns property subject to this Agreement;

          (10) Opinion of Counsel for the Parent and the Borrower. (a)
               --------------------------------------------------
     A favorable opinion of Kirkland & Ellis, special counsel for the Parent and the Borrower, in substantially the form of Exhibit C
                                                           ---------
     and as to such other matters as the Bank may reasonably request, and

     (b) reliance letter from Rudnick & Wolfe with respect to its opinion delivered pursuant to the Recapitalization Agreement;

          (11) Public Filings. Evidence of each filing, registration
               --------------
     or recordation (and payment of any necessary fee, tax or expense relating thereto) with respect to each document (including, without limitation, any UCC financing statement) required by the Loan Documents or under law or requested by the Bank to be filed, registered or recorded in order to create, in favor of the Bank a perfected first Lien on the Collateral;

          (12) Reimbursement Agreement. An amendment to the
               -----------------------
     Reimbursement Agreement (as such term is defined under the Existing Loan and Security Agreement) as to such matters as the Bank may request;

          (13) Closing Fee. Payment to the Bank of a non-refundable
               -----------
       closing fee of $50,000; and

          (14) Miscellaneous. Such other information and documents as
               -------------
     may reasonably be required by the Bank and the Bank's counsel.

          SECTION 7.2.  Conditions Precedent to All Revolving Loans and Letters
                        -------------------------------------------------------
of Credit.  The obligation of the Bank to make each Revolving Loan and to issue
---------
each Letter of Credit shall be subject to the further conditions precedent that on the date of such Revolving Loan or the issuance of such Letter of Credit:

          (1) The Bank shall have received a Notice of Borrowing with respect to each request for a Revolving Loan or an LC Application with respect to each request for the issuance of a Letter of Credit.

          (2) No Default or Event of Default exists or will result from the making of such Revolving Loan or issuance of such Letter of Credit.

          (3) The representations and warranties of the Borrower and the Parent contained in the Loan Documents (including without limitation, Article VIII of this Agreement) are true and correct
                 ------------
     with the same effect as though made on the date of the making of such Revolving Loan or issuance of such Letter of Credit, except to the extent such representation and warranty expressly speaks to an earlier date.

          (4)  No Material Litigation exists except as disclosed on
     Schedule 7.2, and since the Effective Date of this Agreement no
     ------------
     Material Litigation Development has occurred with respect to any Litigation so disclosed on Schedule 7.2.
                                ------------

          (5) No Material Adverse Change has occurred since the date of the most recent financial statements delivered or required to be delivered pursuant to the terms of this Agreement.


                             ARTICLE VII

                   REPRESENTATIONS AND WARRANTIES
                   ------------------------------

          The Parent and the Borrower each represents and warrants to the Bank, all of which shall survive the closing that

          SECTION 8.1.  Incorporation, Good Standing, and Due Qualification.  It
                        ---------------------------------------------------
and each of its Subsidiaries: (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (2) has the corporate power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and to transact the business in which it is now engaged or proposed to be engaged; and (3) is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required. The Parent conducts business in its name exclusively and has no trade names, styles or doing business forms. The Borrower conducts business in its name exclusively and has no trade names, styles or doing business forms other than the trade style "Pen-Tab" and "Vinylweld."

          SECTION 8.2.  Corporate Power and Authority.  The execution, delivery,
                        -----------------------------
and performance by it of the Loan Documents to which it is a party have been duly authorized by all necessary corporate and stockholder action (if required) and do not and will not (1) contravene the Parent's or the Borrower's charter or bylaws; (2) violate any provision of any law, rule, regulation (including, without limitation, Regulation U of the FRB), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to the Parent or the Borrower; (3) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which the Parent or the Borrower is a party or by which it or its properties may be bound or affected; (4) result in, or require, the creation or imposition of any Lien (except Liens in favor of the Bank), upon or with respect to any of the properties now owned or hereafter acquired by the Parent or the Borrower; or (5) cause the Parent or the Borrower to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.

          SECTION 8.3.  Legally Enforceable Agreement.  This Agreement is, and
                        -----------------------------
each of the other Loan Documents when delivered under this Agreement will be, legal, valid, and binding obligations of the Parent and the Borrower (to the extent such Person is a party to such Loan Documents) enforceable against the Parent and the Borrower in accordance with their respective terms.

          SECTION 8.4.  Financial Statements.  Borrower's audited consolidated
                        --------------------
financial statements as at December 30, 1995 and its unaudited consolidated financial statements as at November 24, 1996, copies of which have been furnished to the Bank, have been prepared in conformity with GAAP and accurately present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of operations for the periods then ended, and since November 24, 1996, there has been no Material Adverse Change. There are no liabilities of the Borrower or any Subsidiary, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since November 24, 1996. No information, exhibit, or report furnished by the Parent or the Borrower to the Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

          SECTION 8.5.  Other Agreements.  Neither the Parent, the Borrower nor
                        ----------------
any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a Material Adverse Effect, or restrict the ability of the Parent or the Borrower to carry out their respective obligations under the Loan Documents or the Other Agreements. Neither the Parent, the Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

          SECTION 8.6.  Litigation.  There is no pending or threatened action or
                        ----------
proceeding against or affecting the Parent, the Borrower or any Subsidiary before any court, governmental agency, or arbitrator, which may, in any one case or in the aggregate have a Material Adverse Effect.

          SECTION 8.7.  No Defaults on Outstanding Judgments or Orders.  The
                        ----------------------------------------------
Parent, the Borrower, and each Subsidiary has satisfied all judgments, and no such Person is in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

          SECTION 8.8.  Approvals.  Except for filings and recordings of Liens
                        ---------
created pursuant to this Agreement, the Trademark Agreement and the Pledge Agreement, no authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Borrower of the Loan Documents or for the validity or enforceability thereof.

          SECTION 8.9.  Ownership and Liens.  The Parent, the Borrower and each
                        -------------------
Subsidiary has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets and leasehold interest reflected in the financial statements referred to in Section 8.4 (other
                                                              -----------
than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by such Person and none of their leasehold interests is subject to any Lien, except for Permitted Liens. Notwithstanding the foregoing, the Parent has no properties or assets other than its ownership of 100% of the stock of the Borrower.

          SECTION 8.10.  Subsidiaries.  As of the date hereof, the Borrower has
                         ------------
no Subsidiaries and, other than the Borrower which is a wholly owned Subsidiary of the Parent, the Parent has no Subsidiaries.

          SECTION 8.11.  ERISA.  The Parent, the Borrower and the ERISA
                         -----
Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

          SECTION 8.12.  Real Property.  Schedule 8.12 hereto sets forth, as of
                         -------------   -------------
the date hereof, a complete and accurate list of (1) the address and legal descriptions of any real property owned or leased by the Borrower or on which any Fixtures are located and (2) in the case of Fixtures located on property not owned by the Borrower, the name(s) and mailing addresses of the record owners of such property. The Parent does not own or lease any real property.

          SECTION 8.13.  Hazardous Materials.  The Parent, the Borrower and each
                         -------------------
Subsidiary has obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. The Parent, the Borrower and each Subsidiary is in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a Material Adverse Effect.

          There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Parent, the Borrower or any Subsidiary in relation to any property or facility now or previously owned or leased by the Parent, the Borrower or any Subsidiary which have not been made available to the Bank.

          SECTION 8.14.  Taxes.  Each of the Parent and the Borrower and each
                         -----
Subsidiary has filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties.

          SECTION 8.15.  Debt.  As of the date hereof, Schedule 8.15 sets forth
                         ----                          -------------
a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases, and other investments, agreements, and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Parent, the Borrower or any Subsidiary is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in Schedule 10.1.
                          -------------

     SECTION 8.16.  Senior Obligations, etc.  The Borrower has the power and
                    -----------------------
authority to incur the Subordinated Debt provided for under the Indenture and has duly authorized, executed and delivered the Indenture and each note issued pursuant thereto. The Indenture constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms. The subordination provisions of the Indenture will be enforceable against the holders thereof by the Senior Debt (as defined in the Indenture). All (i) Liabilities, including those to pay principal of and interest (including post-petition interest) on the Revolving Loans and Letters of Credit (as such term is defined in this Agreement and the Reimbursement Agreement) and fees and expenses in connection therewith, constitute Senior Debt (as defined in the Indenture) and all such Liabilities are entitled to the benefits of the subordination created by the Indenture (ii) the subordination provisions of the Indenture are enforceable by the Bank against the holders of Subordinated Debt and (iii) payments of, or interest on, any Subordinated Debt made by Borrower are subject to such subordination provisions. The Borrower acknowledges that the Bank is entering into this Agreement, and is extending its Commitments in reliance upon, the subordination provisions of the Indenture and this Section.

          SECTION 8.17.  Investment Company Act.  Neither the Parent nor the
                         ----------------------
Borrower is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 8.18.  Public Utility Holding Company Act. Neither the Parent
                         ----------------------------------
nor the Borrower is a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company act of 1935, as amended.


                                  ARTICLE IX

                             AFFIRMATIVE COVENANTS
                             ---------------------

          So long as the Bank has any Commitment hereunder or any of the Liabilities remain unpaid or outstanding, the Parent and the Borrower will:

          SECTION 9.1.  Maintenance of Existence.  Preserve and maintain, and
                        ------------------------
cause each Subsidiary to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

          SECTION 9.2.  Maintenance of Records.  Keep, and cause each Subsidiary
                        ----------------------
to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Parent, the Borrower and each Subsidiary.

          SECTION 9.3.  Maintenance of Properties.  Maintain, keep, and
                        -------------------------
preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

          SECTION 9.4.  Conduct of Business.  Continue, and cause each
                        -------------------
Subsidiary to continue, to engage in the line of business in which it is currently engaged, and in no other line of business unless consented to in writing by the Bank.

          SECTION 9.5.  Compliance With Laws.  Comply, and cause each Subsidiary
                        --------------------
to comply, in all respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property.

          SECTION 9.6.  Right of Inspection.  At any reasonable time and from
                        -------------------
time to time, permit the Bank or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Parent, the Borrower and any Subsidiary, and to discuss the affairs, finances, and accounts of the Parent, the Borrower and any Subsidiary with any of their respective officers, directors and employees and the Parent's and the Borrower's independent accountants. If the Bank has a duty or obligation under applicable laws, regulations or legal requirements to disclose any report or findings made as a result of, or in connection with, any such inspection, the Bank may make such a disclosure; provided, that the Bank agrees to notify the Borrower of such disclosure. The Borrower also understands and agrees that the Bank makes no representation or warranty to the Borrower or any other party regarding the truth, accuracy of completeness of any such report or findings that may be disclosed. The Borrower also understands that depending on any inspection by the Bank and disclosed to the Borrower, the Borrower may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by the Borrower without advice or assistance from the Bank.

          SECTION  9.7  Reporting Requirements.  Furnish to the Bank:
                        ----------------------

          (1)  Monthly Financial Statements.  As soon as available and in any
               ----------------------------
     event within thirty (30) days after the end of each month in each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such month, consolidated and consolidating statements of income and retained earnings of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such month, and consolidated and consolidating cash flow statements of the Borrower and its Subsidiaries for the portion of the fiscal year ended with the last day of such month, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP consistently applied and certified by the chief financial officer of the Borrower (subject to year-end adjustments and absence of footnotes);

          (2)  Annual Financial Statements.  (a)  As soon as available and in
               ---------------------------
     any event within ninety (90) days after the end of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year, consolidated and consolidating statements of income and retained earnings of the Borrower and its Subsidiaries for such fiscal year, and consolidated and consolidating statements of cash flows of the Borrower and its Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied and as to the consolidated statements accompanied by an opinion thereon acceptable to the Bank by Ernst & Young L.L.P. or other independent accountants selected by the Borrower and acceptable to the Bank, and (b) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Parent, a consolidated and consolidating balance sheet of the Parent and its Subsidiaries as of the end of such fiscal year, consolidated and consolidating statements of income and retained earnings of the Parent and its Subsidiaries for such fiscal year, and consolidated and consolidating statements of cash flows of the Parent and its Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied and as to the consolidated statements accompanied by an opinion thereon acceptable to the Bank by Ernst & Young L.L.P. or other independent accountants selected by the Borrower and acceptable to the Bank;

          (3)  Certificate of no Default.  Together with the financial
               -------------------------
     statements furnished by the Borrower under the preceding clause (1) with
                                                              ----------
     respect to the calendar months of March, June, September and December, and clause (2), a certificate of the chief financial officer of the Borrower
     ----------
     (a) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (b) with computations demonstrating compliance with the covenants contained in
     Article XI;
     ----------

          (4)  Accountant's report.  Simultaneously with the delivery of the
               -------------------
     annual financial statements referred to in Section 9.8(2), a certificate of
                                                --------------
     the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specify in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

          (5)  Business Plan.  As soon as available, but in any event:  (a)
               -------------
     within 45 days after the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected closing consolidated and consolidating balance sheet, income statement and funds flow statements) of the Borrower for such fiscal year;

          (6)  Notice of Litigation; Government Disputes. Promptly after the
               -----------------------------------------
     commencement thereof, notice of all Litigation and/or disputes with any governmental authority affecting the Parent, the Borrower or any Subsidiary, which, if determined adversely to such Person, could have a Material Adverse Effect;

          (7)  Notice of Defaults and Events of Default; Material Adverse
               ----------------------------------------------------------
     Change.  As soon as possible and in any event within two (2) Business Days
     ------
     after any officer of the Parent or the Borrower becomes aware of the occurrence of each Default or Event of Default or Material Adverse Change, a written notice setting forth the details of such Default or Event of Default or Material Adverse Change and the action which is proposed to be taken by the Parent or the Borrower, as the case may be, with respect thereto;

          (8)  ERISA reports.  Promptly after the filing or receiving thereof,
               -------------
     copies of all reports, including annual reports, and notices which the Parent, the Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within thirty (30) days after either the Parent, the Borrower or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Parent, the Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Parent and/or the Borrower, as the case may be, will deliver to the Bank a certificate of the chief financial officer of the Parent and/or the Borrower, as the case may be, setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Parent or the Borrower, as the case may be, proposes to take with respect thereto;

          (9)  Account Aging.  Within fifteen (15) days after the end of each
               -------------
     month, an aging of all Accounts and an aging of all accounts payable as of the end of such month, in form and content acceptable to the Bank;

          (10) Inventory.  Within fifteen (15) days after the end of each month,
               ---------
     an Inventory certification report as of the end of such month for all Inventory locations, in form and content acceptable to the Bank;

          (11) Borrowing Base Certificate. On the fifteenth day (15th) day and
               --------------------------
     on the thirtieth (30th) of each month (unless such day is not a Business Day, in which case on the next immediately succeeding Business Day thereafter), a certificate, substantially in the form of Exhibit D attached
                                                              ---------
     hereto, containing a computation of the Borrowing Base;

          (12) Proxy statements, etc.  Promptly after the sending or filing
               ---------------------
     thereof, (i) copies of all proxy statements, financial statements, and reports which the Parent, the Borrower or any Subsidiary sends to its stockholders, if any, and copies of all regular, periodic, and special reports, and all registration statements which the Parent, the Borrower or any Subsidiary files with the Securities and Exchange Commission (or any governmental authority which may be substituted therefor) or with any national securities exchange and (ii) copies of all notices and documents sent to the holders of the Subordinated Debt and any holder of Debt for borrowed money owing by the Borrower or any of its Subsidiaries (other than routine notices sent in the ordinary course of business such as borrowing requests, conversion notices and the like);

          (13) Environmental Liabilities.  Promptly upon learning thereof,
               -------------------------
     written notice (together with copies, if available) of all written claims, complaints, notices or inquiries relating to the Borrower's or any Subsidiary's (a) properties or facilities, or (b) compliance with Environmental Laws, together with a description of the steps being taken by the Borrower or such Subsidiary with respect thereto;

          (14) General information.  Such other information respecting the
               -------------------
     condition or operations, financial or otherwise, of the Parent, the Borrower or any Subsidiary as the Bank may from time to time reasonably request.

          SECTION  9.8  Environmental Laws.  Use and operate, and cause each
                        ------------------
Subsidiary to use and operate, all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all hazardous substances in material compliance with all applicable Environmental Laws, except to the extent the failure to comply with the foregoing would not have a Material Adverse Effect; and provide such information and certifications which the Bank may reasonably request from time to time to evidence compliance with this Section.

          SECTION  9.9  Maintenance of Bank Accounts.  Maintain all bank
                        ----------------------------
accounts of the Parent and the Borrower with the Bank which accounts shall be subject to the customary fees of the Bank; provided, however, that the Borrower
                                           --------  -------
may maintain in the ordinary course of business one or more payroll and other operating accounts with parties other than the Bank, provided, further, that the
                                                     --------  -------
aggregate deposit balances in all such accounts shall at no time exceed
$500,000.

          SECTION  9.10  Inventory and Equipment Locations. Promptly notify the
                         ---------------------------------
Bank if and when any of the Borrower's Inventory or Equipment is placed in locations other than those identified in this Agreement.

          SECTION  9.11  Places of Business.  Promptly advise the Bank in
                         ------------------
writing of the proposed opening of new places of business by the Borrower or any Affiliate thereof, or the closing of any existing places of business of the Borrower or any Affiliate thereof, of any changes in the name of Borrower or any Affiliate thereof, or the use of any trade names by the Borrower or any Affiliate thereof, or of any material change in the condition of the Collateral.

          SECTION  9.12  Insurance.  Keep the Collateral properly housed and
                         ---------
insured for its full insurable value against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by persons engaged in business similar to that of the Borrower, with such companies, in such amounts and under policies in such form as shall be satisfactory to the Bank. Certificates of such policies of insurance have been or will be delivered to the Bank within fifteen (15) days after the date hereof, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in a form and substance acceptable to the Bank, showing the Bank a loss payee and an additional insured. Such endorsement or an independent instrument furnished to the Bank, shall provide that the insurance companies will give the Bank at least thirty (30) days' written notice before any such policy or policies of insurance shall be altered or cancelled and that no act, whether willful or negligent, or default of the Borrower or any other Person shall affect the right of the Bank to recover under such policy or policies of insurance in case of loss or damage. After the occurrence of an Event of Default, the Borrower hereby agrees to direct all insurers under such policies of insurance to pay all proceeds payable thereunder directly to the Bank. The Borrower irrevocably makes, constitutes and appoints the Bank and any Person whom the Bank may from time to time designate (and all officers, employees or agents designated by the Bank or such Person) as the Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of the Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event the Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required herein or to pay any premium in whole or in part relating thereto, then the Bank, without waiving or releasing any obligations or Default by the Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Bank deems advisable. All sums so disbursed by the Bank, including reasonable Attorneys' Fees, court costs, expenses and other charges relating thereto, shall be payable on demand by the Borrower to the Bank.

          SECTION  9.13. Proceeds.  Use all monies and other property obtained
                         --------
by the Borrower from the Bank pursuant to this Agreement solely for working capital and general corporate purposes of the Borrower.

          SECTION  9.14  Collateral Identification.  At request of the Bank,
                         -------------------------
stamp on its records concerning the Collateral a notation, in form satisfactory to the Bank, of the Lien of the Bank hereunder, and the Borrower will not maintain duplicates or copies of such records at any address other than the Borrower's principal place of business.

          SECTION  9.15  Annual Clean-Up.  For a period of not less than sixty
                         ---------------
(60) consecutive days beginning September 30 of each fiscal year, reduce the aggregate outstanding principal amount of Revolving Loans plus accrued interest thereon to zero.

                                   ARTICLE X

                               NEGATIVE COVENANTS
                               ------------------

          So long as the Bank shall have any Commitment hereunder or any of the Liabilities remain unpaid or outstanding, neither the Parent nor the Borrower will:

          SECTION  10.1  Liens.  Create, incur, assume, or suffer to exist, or
                         -----
permit any Subsidiary to create, incur, assume, or suffer to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except Liens in favor of and granted to the Bank, or which arise by operation of federal, state or local law and regulation with respect to sums not yet due, or those Liens, security interest, mortgages, pledges and encumbrances listed on
Schedule 10.1 hereto or Liens arising in connection with Debt permitted pursuant
-------------
to Section 7.2.4(5), and other Liens, which have been disclosed and
   ----------------
consented to by the Bank in writing (collectively, "Permitted Liens").

          SECTION  10.2  Debt.  Create, incur, assume, or suffer to exist, or
                         ----
permit any Subsidiary to create, incur, assume, or suffer to exist, any Debt, except with respect to the Borrower:

          (1) Debt under this Agreement, the Revolving Note and the Letters of Credit;

          (2)  Debt described in Schedule 8.15, but no renewals, extensions, or
                                 -------------
     refinancings thereof;

          (3) Accounts payable to trade creditors for goods or services which are not aged more than sixty (60) days from billing date incurred in the ordinary course of business and paid within the specified time, unless contested in good faith and by appropriate proceedings;

          (4) Debt under the Reimbursement Agreement, the IRB Letter of Credit and the Bonds;

          (5) Debt under Capital Leases; provided that the aggregate amount of Capital Leases entered into during any one calendar year shall at no time exceed $750,000;

          (6)  Subordinated Debt; provided, that the aggregate principal amount
                                  --------
     thereof shall at no time exceed $75,000,000;

          (7) Other unsecured Debt of a type not otherwise permitted pursuant to the preceding clauses (1) through (6) in an aggregate amount not to
                      -----------         ---
     exceed $250,000.

          SECTION  10.3.  Mergers, Etc.  Merge or consolidate with, or sell,
                          ------------
assign, lease, liquidate, dissolve or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person, or permit any Subsidiary to do so; provided that any Subsidiary may merge with and into the Borrower.

          SECTION  10.4. Leases.  Create, incur, assume, or suffer to exist, or
                         ------
permit any Subsidiary to create, incur, assume, or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except leases between the Borrower and its Subsidiaries or between Subsidiaries of the Borrower and, with respect to the Borrower and its

Subsidiaries, leases with aggregate annual rents in an amount not to exceed $2,000,000.

          SECTION  10.5. Sale and Leaseback.  Sell, transfer, or otherwise
                         ------------------
dispose of, or permit any Subsidiary to sell, transfer, or otherwise dispose of, any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

          SECTION  10.6  Restricted Payments, etc.  Solely with respect to the
                         ------------------------
Borrower or any Subsidiary,

          (a) declare or pay any dividends; or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its stockholders as such whether in cash, assets, or obligations of the Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of, any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Borrower or any Subsidiary; provided, that (1) the Borrower may declare
                                     --------
     and deliver dividends and make distributions payable solely in its common stock, (2) the Borrower may make cash distributions ("Tax Distributions") to the Parent from time to time in amounts not exceeding the amount of Federal, state and local income taxes actually owed by the Parent on a consolidated basis with respect to the consolidated net income of the Parent, (3) so long as no Default or Event of Default shall have occurred and be continuing or will result therefrom, (i) the Borrower may pay other dividends during any fiscal year provided that the aggregate amount of such other dividends shall not exceed 50% of the Borrower's cumulative consolidated net income measured from the Effective Date until the end of the fiscal quarter for which the Borrower delivered financial statements to the Bank in accordance with Section 9.7, (ii) the Borrower may pay other
                                 -----------
     dividends to the Parent of up to $250,000 per year to the Parent, the proceeds of which shall be used by the Parent to pay its bona fide operating expenses, and (iii) the Borrower may pay other dividends to the Parent of up to $2,000,000 in aggregate, the proceeds of which shall be used by the Parent, in accordance with Section 5.8 of the Parent's 1997 Stock Option Plan (effective February 4, 1997), to repurchase shares of its stock held by certain of its employees, (4) any Subsidiary may make distributions to the Borrower, and (5) the Borrower may pay other dividends to the Parent on the Effective Date in express accordance with the Recapitalization Agreement.

          (b) make (i) any payment of interest on any Subordinated Debt on any day other than the stated, scheduled date (subject to any applicable grace period) for such payment set forth in the Indenture, or which would violate the subordination provisions of the Indenture, including, without limitation, the provisions of Article 8 of the Indenture, or (ii make any payment or voluntary or mandatory prepayment of principal of, or redeem, purchase or defease, any Subordinated Debt. It being understood that this clause (b) does not apply to payments on the Bonds.
     ----------

          (c) if any payment of principal, interest or any other amount is required to be paid or is paid on the same day with respect to any Subordinated Debt, on the one hand, and with respect to this Agreement or any other Loan Document, on the other hand, then all such amounts paid or required to be paid with respect to this Agreement or such other Loan Documents shall be paid in full in cash before any payments are made with respect to the Subordinated Debt.

          SECTION  10.7. Sale of Assets.  Sell, lease, assign, transfer, or
                         --------------
otherwise dispose of (other than as a result of a Casualty Event for which any resulting material loss is covered by insurance), or permit any Subsidiary to sell, lease, assign, transfer, or otherwise dispose of (other than as a result of a Casualty Event for which any resulting material loss is covered by insurance), any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of Subsidiaries, receivables, and leasehold interests), except with respect to the Borrower and its Subsidiaries: (1) for Inventory disposed of in the ordinary course of business; (2) the sale or other disposition of assets no longer used or useful in the conduct of its business; (3) that any Subsidiary may sell, lease, assign, or otherwise transfer its assets to the Borrower; and (4) the Borrower or any Subsidiary may trade in or trade up, in its ordinary course of business, any of its Equipment for similar Equipment of another Person.

          SECTION  10.8. Investments.  Make, or permit any Subsidiary to make,
                         -----------
any loan or advance to any Person (other than an Account), or purchase or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person except, with respect to the Borrower and its Subsidiaries: (1) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition; (2) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank having capital and surplus in excess of Five-Hundred Million Dollars ($500,000,000); (3) short term asset management accounts with the Bank or any other short term investments with the Bank or another financial institution acceptable to the Borrower; (4) for stock, obligations, or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary; (5) loans and advances made by the Borrower to an employee; provided, that such
                                                        --------
loans and advances are (a) consistent with ordinary business practices and (b) do not exceed an aggregate principal amount at any one time outstanding of $25,000 with respect to such employee or of $100,000 with respect to all employees of the Borrower.

          SECTION 10.9.   Guaranties, Etc.  Assume, guarantee, endorse, or
                          ---------------
otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary to assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and the Guaranty.

          SECTION 10.10.  Transaction With Affiliate. Except for the
                          --------------------------
transactions entered into in express accordance with the Recapitalization Agreement on the Effective Date, enter into, directly or indirectly, or permit any Subsidiary, directly or indirectly, to enter into any transaction with any Affiliate, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, or the making of any guarantee, loan, advance or investment, except in the ordinary course of business of the Borrower or any of its Subsidiaries and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate; provided, to
                                                                    --------
the extent that any such transaction involves aggregate consideration in excess of $1,000,000 then a majority of the disinterested directors of the Board of Directors of the Borrower or the Subsidiary, as the case may, must determine, in its good faith judgment evidenced by a resolution of such Board of Directors filed with the Bank, that the terms of such transaction are at least as favorable as the terms that could be obtained by the Borrower or such Subsidiary, as the case may be, in a comparable transaction made on an arms-length basis between unaffiliated parties; provided, further, that if the aggregate consideration
                      --------  -------
is in excess of $5 million the Borrower shall also obtain, prior to the consummation of the transaction, the favorable opinion as to the fairness of the transaction to the Borrower or such Subsidiary, from a financial point of view from an independent financial advisor. For the purposes of this Section 10.10,
                                                                -------------
"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with any specified Person (For purposes of such definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          SECTION 10.11.  Subsidiary, Etc.  Create or otherwise acquire any
                          ---------------
Subsidiary or acquire additional shares of the capital stock or other equity interest of any existing Subsidiary; or sell or otherwise dispose of any shares of capital stock of any Subsidiary or permit any Subsidiary to issue any additional shares of its capital stock, except director's qualifying shares.

          SECTION 10.12.  Real Property.  Purchase or otherwise acquire title to
                          -------------
any real property without the prior written consent of the Bank.

          SECTION 10.13.  Account Settlements.  After the occurrence of an Event
                          -------------------
of Default and during the continuance thereof, permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto.

          SECTION 10.14.  Modification of Certain Agreements.  Consent to any
                          ----------------------------------
amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Indenture or the Organic Documents of the Parent, the Borrower or any Subsidiary, except to the extent that such amendment, supplement or other modification (a) with respect to any Organic Document would not reasonably be expected to have a Material Adverse Effect, or
(b) with respect to the Indenture, would extend the date or reduce the amount of any required repayment or redemption or would amend, supplement or modify any term or provision not relating to rates of interest, amortization or subordination in a manner not adverse to the Bank.

          SECTION  10.15. Assets of the Parent.  Permit the Parent to have any
                          --------------------
assets other than its ownership of the stock of the Borrower.


                                   ARTICLE XI

                              FINANCIAL COVENANTS
                              -------------------

          So long as the Bank shall have any Commitment hereunder or any of the Liabilities remain unpaid or outstanding, the Borrower will:

          SECTION  11.1.  Debt Service Coverage Ratio. Not permit, at the end of
                          ---------------------------
any fiscal quarter, for the four consecutive fiscal quarter period then ended (it being understood that with respect to any fiscal quarter ending prior to the Effective Date the related components of this calculation shall be based on the consolidated financials of the Parent), the ratio of (a) Consolidated EBITDA minus Consolidated Capital Expenditures, to (b) Consolidated Fixed Charges to be
-----
less than the minimum amount set forth below for the applicable fiscal year of such fiscal quarter.


               Fiscal Quarter         Minimum Debt Service
                  Ending                 Coverage Ratio
               --------------         --------------------
               1997                         1.50:1.0
               1998                         2:00:1.0
               1999 and thereafter          2.25:1.0

          SECTION  11.2.  Net Worth.  Not permit Consolidated Net Worth, at any
                          ---------
time, to be less than the Minimum Consolidated Net Worth.

          SECTION  11.3.  Current Ratio.  Not permit, at the end of any fiscal
                          -------------
quarter, its Consolidated Current Ratio to be less than 1.5:1. For purposes hereof, "Consolidated Current Ratio" shall mean the ratio of (a) consolidated current assets of the Borrower and its consolidated Subsidiaries to (b) the sum of (i) consolidated current liabilities of the Borrower and its consolidated Subsidiaries, plus (ii) without duplication, the amount of all then outstanding
              ----
Revolving Loans, plus (iii) without duplication, the aggregate undrawn amount of
                 ----
any then outstanding commercial Letters of Credit, plus (iv) without
                                                   ----
duplication, the aggregate unreimbursed amounts drawn under any commercial Letters of Credit.

                                  ARTICLE XII

                               EVENTS OF DEFAULT
                               -----------------

          SECTION  12.1.  Events of Default.
                          -----------------

          (1) The occurrence of any one or more of the following events shall constitute a default ("Event of Default") by the Borrower under this Agreement:

          (a)  Non-Payment of Revolving Loans, Letters of Credit, etc.  (i)
               ------------------------------------------------------
     Default in the payment or prepayment when due of any principal on any Revolving Loan; or (ii) default in the payment or prepayment when due of any reimbursement obligation with respect to any LC Obligation and continuance thereof for two (2) Business Days; or (iii) default in the payment when due of any other amount owing by the Parent or the Borrower pursuant to this Agreement or any other Loan Document and continuance thereof for four (4) Business Days.

          (b)  Defaults of Other Debt.  Default in the payment when due (subject
               ----------------------
     to any applicable grace period), whether by acceleration or otherwise, of any sums due in connection with Debt of the Parent or the Borrower or any Subsidiary (other than Debt in respect of this Agreement), including without limitation Subordinated Debt, in an aggregate principal amount in excess of $250,000 or default in the performance or observance of any obligation or condition with respect to any such Debt if the effect of such default is to accelerate the maturity of any such Debt (including without limitation such Subordinated Debt) or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Debt to become due and payable prior to its expressed maturity.

          (c)  Bankruptcy, Insolvency, etc.  The Parent, the Borrower or any
               ---------------------------
     Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or the Parent, the Borrower or any Subsidiary applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for such Person or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Parent, the Borrower or any Subsidiary or for a substantial part of the property of any such Person and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary), is commenced in respect of the Parent, the Borrower or any Subsidiary and if such case or proceeding is not commenced by such Person, it is consented to or acquiesced in by such Person or remains for 60 days undismissed; or the Parent, the Borrower or any Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

          (d)  Defaults Under this Agreement.  Failure by the Parent, the
               -----------------------------
     Borrower or any Subsidiary to comply with or perform (i) any of the covenants or agreements applicable to it set forth in Sections 9.6 or 9.7,
                                                           ------------    ---
     or in  Articles X (other than Section 10.1) or XI of this Agreement or (ii)
            ----------             ------------     --
     any of the covenants or agreements applicable to it set forth in Section
                                                                      -------
     10.1 and continuance thereof for five (5) Business Days.
     ----

          (e)  Other Noncompliance with this Agreement or other Loan Documents.
               ---------------------------------------------------------------
     Failure by the Parent, the Borrower or any Subsidiary to comply with or perform any other provision of this Agreement or the other Loan Documents applicable to it (other than those listed in Section 12.1(1)(d) or those
                                                  ------------------
     constituting an Event of Default under any of the other provisions of this

     Article XII) and continuance of such failure for fifteen (15) Business Days
     -----------
     following notice thereof from the Bank.

          (f)  Representations and Warranties.  Any representation or warranty
               ------------------------------
     made by the Parent, the Borrower or any Subsidiary herein or in any of the other Loan Documents is false or misleading in any material respect as of the date hereof or as of the date hereafter certified, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Parent, the Borrower or any Subsidiary to the Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

          (g)  Pension Plans and Welfare Plans.  With respect to any Plan as to
               -------------------------------
     which the Parent, the Borrower or any Subsidiary may have any liability, there shall exist a deficiency in the Plan assets available to satisfy the benefits guaranteeable under ERISA with respect to such Plan and steps are undertaken to terminate such Plan or such Plan is terminated or such Person withdraws from or institutes steps to withdraw from such Plan or any material Reportable Event with respect to such Pension Plan shall occur. With respect to any welfare Plan as to which the Parent or the Borrower may have any liability, there shall occur any event which could result in the incurrence by such Person of any increase in the vested or contingent liability of the Borrower with respect to any post-retirement welfare Plan benefit.

          (h)  Adverse Judgment.  One or more final judgments or decrees shall
               ----------------
     be entered against the Parent, the Borrower or any Subsidiary involving, in the aggregate, a liability (not covered by collectible insurance) of $250,000 or more and all such judgments or decrees shall not have been vacated, satisfied, discharged or stayed or bonded pending appeal within thirty (30) consecutive days from the entry thereof.

          (i)  Loan Documents.  Any of the Loan Documents shall fail to remain
               --------------
     in full force and effect; or any action shall be taken by the Parent, the Borrower or any Subsidiary to discontinue any of the Loan Documents or to assert the invalidity of any thereof.

          (j)  Change in Control.  The occurrence of a Change in Control.
               -----------------

          (k)  Collateral Matters.  (i) This Agreement, the Trademark Agreement
               ------------------
     or the Pledge Agreement shall at any time after its execution and delivery and for any reason cease: (A) to create a valid security interest (subject only to Permitted Liens) in and to the property purported to be subject to this Agreement, the Trademark Agreement or the Pledge Agreement, as the case may be, or (B) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Parent, the Borrower or any Subsidiary, or any such Person (to the extent such Person is a party to such agreement) shall deny it has any further liability or obligation under or shall fail to perform any of its material obligations under this Agreement, Trademark Agreement, or the Pledge Agreement, as the case may be (subject to any applicable grace periods set forth therein), or (ii) the Bank's Lien granted under this Agreement, the Trademark Agreement, the

     Pledge Agreement or any Other Agreements shall cease to be a first-priority Lien subject only to Permitted Liens.

          (l)  Guaranty.  The Guaranty shall, at any time after its execution
               --------
     and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Parent, the Borrower or any Subsidiary or the Parent shall deny it has any further liability or obligation under or shall fail to perform its material obligations under such Guaranty (subject to any applicable grace periods set forth therein).

          (2)  If any Event of Default described in Section 12.1(1)(c) shall
                                                   ------------------
occur and be continuing, the Commitments (if they have not theretofore terminated) shall immediately terminate and all Liabilities shall become immediately due and payable, all without notice of any kind; and, in the case of any other Event of Default, if such Event of Default has occurred and is continuing, the Bank may declare the Commitments (if they have not theretofore terminated) to be terminated and all Liabilities to be due and payable, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and all Liabilities shall become immediately due and payable, all without presentment, demand, protest or notice of any kind. The Bank shall promptly advise the Borrower (and the Borrower shall promptly thereafter advise the Parent) of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in this Article XII may
                                                                 -----------
be waived by the Bank.

          (3) In the event of the occurrence of any Event of Default and during its continuance, the Bank may exercise any one or more or all of the following remedies, all of which are cumulative and non-exclusive:

          (a) Any remedy contained in this Agreement or in any of the other Loan Documents or Other Agreements or any Supplemental Documentation;

          (b) Any rights and remedies available to the Bank under the Uniform Commercial Code as enacted in the State of Illinois as of the date of this Agreement, and any other applicable law;

          (c) Without notice, demand or legal process of any kind, the Bank may take possession of any or all of the Collateral (in addition to Collateral which it might already have in its possession), wherever it might be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of the Parent's or the Borrower's or any Subsidiary's premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and the Bank shall have the right to store the same in any of the Parent's, the Borrower's or any Subsidiary's premises without costs to the Bank;

          (d) At the Bank's request, the Parent and the Borrower will, at the Parent's and the Borrower's expense, assemble the Collateral and make it available to the Bank at a place or places to be designated by the Bank which is reasonably convenient to the Bank and the Borrower; and

          (e) The Bank at its option, and pursuant to notification given to the Parent and/or the Borrower as provided for below, may sell any Collateral actually or constructively in its possession at public or private sale and apply the proceeds thereof as provided below.

          (4) Any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least five (5) calendar days before such disposition.

          (5) Any proceeds of any disposition by the Bank of any of the Collateral may be applied by the Bank to the payment of expenses in connection with the taking possession of, storing, preparing for sale, and disposition of Collateral, including Attorneys' Fees and legal expenses, and any balance of such proceeds may be applied by the Bank toward the payment of such of the Liabilities, and in such order of application, as the Bank may from time to time elect.


                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

          SECTION  13.1. Assignments and Participations.  Nothing herein
                         ------------------------------
contained shall affect the Bank's right to sell or grant assignments, or participations to one or more banks or other financial institutions of, in or to all or any part of the obligations owing to the Bank, the Commitment, the Revolving Note and the Letters of Credit, and any assignee shall be deemed a party hereto for all purposes of this Agreement and the Loan

Documents. The Parent and the Borrower hereby each consents to the disclosure of any information obtained by the Bank in connection herewith to any bank or financial institution to which the Bank now or hereafter sells, or proposes to sell, any such assignment or participation interest.

          SECTION  13.2.  Amendments, Etc.  No amendment, modification,
                          ---------------
termination, or waiver of any provision of any Loan Document to which the Parent or the Borrower is a party, nor consent to any departure by the Parent or the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION  13.3   Notices, Etc.  All notices and other communications
                          ------------
provided for under this Agreement and under the other Loan Documents or Other Agreements to which the Parent or the Borrower is a party shall be in writing (including telegraphic, telex or facsimile communication) and mailed or telecommunicated or delivered, if to the Parent, at the Parent's address at 167 Kelley Drive, Front Royal, Virginia 22630, facsimile number (540) 622-2008,
Attn: William Leary, Chief Financial Officer, if to the Borrower, at the Borrower's address at 167 Kelley Drive, Front Royal, Virginia 22630, facsimile number (540) 622-2008, Attn: William Leary, Chief Financial Officer, and if to the Bank, at its address at 231 South LaSalle Street, Chicago, Illinois 60697, facsimile number (312) 828-1974, Attn: Richard DiDonato; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 13.3.
                                                                   ------------
All such notices and communications shall, when mailed or telecommunicated, be effective when deposited in the mails, transmitted by telex and the appropriate answerback received, transmitted by facsimile or delivered to the telegraph company, respectively, addressed as aforesaid, except that notices to the Bank pursuant to the provisions of Article II and III shall not be effective until
                              ----------     ---
received by the Bank.

          SECTION  13.4.  No Waiver; Remedies.  No failure on the part of the
                          -------------------
Bank to exercise, and no delay in exercising, any right, power, or remedy under any Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

          SECTION  13.5.  Successors and Assigns.  This Agreement shall be
                          ----------------------
binding upon and inure to the benefit of the Parent, the Borrower and the Bank and their respective successors and assigns, except that neither the Parent nor the Borrower may assign or transfer any of its rights under any Loan Document to which it is a party without the prior written consent of the Bank.

          SECTION  13.6.  Costs, Expenses, and Taxes.  The Borrower agrees to
                          --------------------------
pay on demand all reasonable costs and expenses in connection with the preparation, negotiation, execution, delivery, filing, recording, and administration of any of the Loan Documents, including, without limitation, any local counsel who may be retained by said counsel, with respect thereto and with respect to advising the Bank as to its rights and responsibilities under any of the Loan Documents, and all costs and expenses, if any, in connection with the enforcement of any of the Loan Documents. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          SECTION  13.7.  Right of Setoff.  Upon the occurrence and during the
                          ---------------
continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Parent or the Borrower (any such notice being expressly waived by the Parent and Borrower), to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Parent or the Borrower against any and all of the respective obligations of the Parent or the Borrower now or hereafter existing under this Agreement, the Revolving Note, any other Loan Document or Other Agreement, irrespective of whether or not the Bank shall have made any demand under this Agreement, the Revolving Note, such other Loan Document or such Other Agreement and although such obligations may be unmatured. The Bank agrees promptly to notify the Parent or the Borrower, as the case may be, after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section 13.7 are in addition to other rights and remedies
                ------------
(including, without limitation, other rights of setoff) which the Bank may have.

          SECTION 13.8.   Governing Law.  This Agreement, the Revolving Note and
                          -------------
the Letters of Credit shall be governed by, and construed in accordance with, the laws of the State of Illinois.

          SECTION 13.9.   Indemnity.  The Borrower agrees to indemnify the Bank
                          ---------
and hold the Bank harmless from and against any and all liabilities (including, without limitation, any environmental liabilities), losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for the Bank) in connection with any investigative, administrative or judicial proceedings whether or not the Bank shall be designated a party thereto, which may be incurred by the Bank, relating to or arising out of this Agreement or any other Loan Document or any actual or proposed use of the proceeds of the Revolving Loans or LC Obligations hereunder; provided that the Bank shall not have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations of the Borrower provided for in this
Section 13.9 shall survive termination of this Agreement.
------------

          SECTION 13.10.  Severability of Provisions.  Any provision of any Loan
                          --------------------------
Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 13.11.  Headings.  Article and Section headings in the Loan
                          --------
Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

          SECTION 13.12.  Submission to Jurisdiction; Waiver of Venue; Service
                          ----------------------------------------------------
of Process. The Parent and the Borrower each, on behalf of itself and each
----------
Subsidiary (1) hereby irrevocably submits to the jurisdiction of any Illinois State or Federal court sitting in Chicago, Illinois over any action or proceeding arising out of or relating to this Agreement or the Loan Documents, and the Parent and the Borrower each hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois State or Federal court and (2) agrees not to institute any legal action or proceeding against the Bank or the directors, officers, employees, agents or property of any thereof, arising out of or relating to this Agreement, in any court other than as hereinabove specified in this Section 13.11. The Parent and
                                                  -------------
the Borrower each, on behalf of itself and each Subsidiary, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding (whether brought by the Parent, the Borrower, any Subsidiary, the Bank or otherwise) in any court hereinabove specified in this Section 13.11 as well as
                                                      -------------
any right it may now or hereafter have, to remove any such action or proceeding, once commenced, to another court on the grounds of forum non conveniens or
                                                   ----- --- ----------
otherwise. The Parent and the Borrower each, on behalf of itself and each Subsidiary, agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          SECTION  13.13. WAIVER OF JURY TRIAL.  THE PARENT, THE BORROWER AND
                          --------------------
THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, ANY LOAN DOCUMENT OR UNDER ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS AGREEMENT.

          SECTION  13.14. Reaffirmation and Restatement. This Agreement
                          -----------------------------
constitutes an amendment and restatement of the Existing Loan and Security Agreement and the Debt evidenced by the Existing Loan and Security Agreement is continuing Debt, and nothing herein shall be deemed to constitute a payment, settlement or novation of the Debt evidenced by the Existing Loan and Security Agreement, or to release or otherwise adversely affect any Lien, mortgage or security interest securing such Debt or any rights the Bank against any guarantor, surety or other party primarily or secondarily liable for such Debt.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              PEN-TAB INDUSTRIES, INC., a
                              Delaware corporation


                              By:_______________________________
                              Name:
                              Title:


                              BANK OF AMERICA ILLINOIS


                              By:_______________________________
                              Name:
                              Title:



                              Domestic Lending Office

                              231 South LaSalle Street
                              Chicago, IL  60697
                              Attn:  Renee Deluzen


                              Offshore Lending Office:

                              231 South LaSalle Street
                              Chicago, IL  60697
                              Attn:  Renee Deluzen

                         ACCEPTANCE AND ACKNOWLEDGMENT
                         -----------------------------

     PEN-TAB HOLDINGS, INC. (formerly known as Pen-Tab Industries, Inc.), a Virginia Corporation hereby acknowledges and agrees to make such deliveries as are required by it and comply with the covenants and other provisions applicable to it contained in this Agreement.

                                   PEN-TAB HOLDINGS, INC. (formerly
                                   known as Pen-Tab Industries, Inc.),
                                   a Virginia Corporation


                                   By:________________________________________
                                   Name:
                                   Title:

                                 SCHEDULE 6.10

                              INVENTORY LOCATIONS


Pen-Tab Industries, Inc.
2011 West Hastings Street
Chicago, IL  60608

Pen-Tab Industries of California, Inc.
911 Bixby Drive
City of Industry, CA  91745

Pen-Tab Industries, Inc.
167 Kelley Drive
Front Royal, VA  22630

                                 SCHEDULE 7.2

                                  LITIGATION


                                     None

                                 SCHEDULE 8.12

                                 REAL PROPERTY


Leased                        Owner
------                        -----


911 Bixby Drive               911 Bixby Drive Co.
City of Industry, CA  91745   c/o Crown Associates Realty Inc.
                              977 Wilshire Blvd, Suite 711
                              Beverly Hills, CA  90212
                              Ronald Bloom (213) 272-7777


2011 West Hastings Street     Hawthorne Realty Group
Chicago, IL  60608            2 North LaSalle Street
                              Suite 400
                              Chicago, IL  60602
                              Joe Beale (312) 346-9500